UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ]   Confidential, for use of the
[X] Definitive   Proxy   Statement             Commission  Only  (as  permitted
[ ] Definitive Additional Materials            by  Rule 14a-6(e)(2))
[ ] Soliciting Material pursuant to Rule 14a-12

                            ADVANCE FINANCIAL BANCORP
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
COMMON   STOCK,  PAR VALUE $0.10
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    (2)  Aggregate  number of  securities  to which transaction applies:
1,539,251
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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

$26.00,  THE PER SHARE MERGER CONSIDERATION
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     (4) Proposed maximum aggregate value of transaction:  $40,020,526 (5) Total fee paid:
$5,070.60
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[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:

                     [ADVANCE FINANCIAL BANCORP LETTERHEAD]


November 12, 2004

Dear fellow stockholder:

       We invite you to attend the Annual Meeting of Stockholders of Advance Financial Bancorp to be held at the Wintersville office, Wintersville, Ohio on 805 Main Street, December 14, 2004 at 3:00 p.m., Eastern Time. At the Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and among Parkvale Financial Corporation, Parkvale Savings Bank, Advance Financial Bancorp and Advance Financial Savings Bank which provides for the merger of Advance Financial Bancorp with a subsidiary of Parkvale Financial Corporation. You will also be asked to vote on proposals for the election of three directors and the ratification of independent accountants.

       If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Advance Financial Bancorp ("Advance") common stock (other than certain shares held by Parkvale or Advance) will be converted into the right to receive $26.00 in cash, without interest.

       The merger cannot be completed unless the stockholders of Advance approve and adopt the merger agreement and the parties receive all required regulatory approvals, among other customary conditions. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting at which a quorum is present. Directors and executive officers holding approximately 12.6% of the outstanding shares of Advance common stock (exclusive of outstanding options) have agreed with Parkvale Financial Corporation to vote in favor of the adoption and approval of the merger agreement.

       Based on our reasons described herein, including the fairness opinion issued by our financial advisor, Keefe, Bruyette & Woods, Inc., which is attached to the proxy statement as Appendix B, your board of directors believes that the merger agreement is fair to you and in your best interests. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

       The accompanying document gives you detailed information about the Annual Meeting, the merger, the merger agreement and related matters. We urge you to read this entire document carefully, including the attached merger agreement.

       It is very important that your shares be voted at the Annual Meeting, regardless whether you plan to attend in person. To ensure that your shares are represented on this very important matter, please take the time to vote by completing and mailing the enclosed proxy card.

       Thank you for your cooperation and your continued support of Advance and Advance Financial Savings Bank.

                                  Sincerely,

                                  /s/ Stephen M. Gagliardi

                                  Stephen M. Gagliardi
                                  President and Chief Executive Officer

                            ADVANCE FINANCIAL BANCORP
                              1015 COMMERCE STREET
                         WELLSBURG, WEST VIRGINIA 26070
                                 (304) 737-3531

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 2004

       Notice is hereby given that the Annual Meeting of Stockholders of Advance Financial Bancorp ("Advance") will be held at the Wintersville Office, 805 Main Street, Wintersville, Ohio on Tuesday, December 14, 2004 at 3:00 p.m., Eastern Time, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt an agreement and plan of reorganization, dated September 1, 2004, by and among Parkvale Financial Corporation, Parkvale Savings Bank, Advance Financial Bancorp and Advance Financial Savings Bank, pursuant to which, among other things, (i) a newly-formed subsidiary of Parkvale Financial Corporation will merge with and into Advance, and (ii) upon consummation of the merger, each outstanding share of Advance common stock (other than certain shares held by Advance or Parkvale or shares the holders of which have perfected dissenters rights of appraisal) will be converted into the right to receive $26.00 in cash, without interest;

2.         To elect three directors of Advance;

3.         To  ratify  the   appointment  of  S.  R.  Snodgrass  as  independent
           accountants for the fiscal year ended June 30, 2005; and

       4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

       We have fixed the close of business on November 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement. Only holders of Advance common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. A copy of the merger agreement is enclosed as Appendix A to the accompanying proxy statement. The affirmative vote of the holders of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting is necessary to approve and adopt the merger agreement. Directors and executive officers holding approximately 12.6% of the outstanding shares of Advance common stock (exclusive of outstanding options) have agreed with Parkvale Financial Corporation to vote in favor of the adoption and approval of the merger agreement.

       YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF ADVANCE'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" APPROVAL OF THE OTHER PROPOSALS BEING CONSIDERED AT THE ANNUAL MEETING.

                                  By Order of the Board of Directors

                                  /s/ Florence K. McAlpine

                                  Florence K. McAlpine, Secretary
Wellsburg, West Virginia
November 12, 2004

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IMPORTANT:  YOUR VOTE IS IMPORTANT  REGARDLESS  OF THE NUMBER OF SHARES YOU OWN.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A RECORD STOCKHOLDER AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.
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

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
    FOR THE ANNUAL MEETING.....................................................1
SUMMARY TERM SHEET.............................................................3
THE ANNUAL MEETING.............................................................9
   Time, Date and Place........................................................9
   Matters to be Considered....................................................9
   Shares Outstanding and Entitled to Vote; Record Date........................9
   How to Vote Your Shares.....................................................9
   Votes Required.............................................................10
   Solicitation of Proxies....................................................11
THE MERGER....................................................................11
   The Parties................................................................11
   Acquisition Structure......................................................12
   Merger Consideration.......................................................12
   Effective Time of the Merger...............................................13
   Background of the Merger...................................................13
   Recommendation of the Advance Board of Directors
       and Reasons for the Merger.............................................14
   Opinion of Advance's Financial Advisor.....................................16
   Treatment of Stock Options.................................................19
   Surrender of Stock Certificates; Payment for Shares........................19
   Financing the Transaction..................................................20
   Board of Directors' Covenant to Recommend the Merger Agreement.............20
   No Solicitation............................................................20
   Conditions to the Merger...................................................21
   Representations and Warranties of Advance and Parkvale.....................22
   Conduct Pending the Merger.................................................23
   Extension, Waiver and Amendment of the Merger Agreement....................26
   Termination of the Merger Agreement........................................26
   Expenses and Termination Fee...............................................27
   Interests of Certain Persons in the Merger.................................28
   Employee Benefits Matters..................................................31
   Regulatory Approvals.......................................................32
   Certain Federal Income Tax Consequences....................................34
   Accounting Treatment.......................................................35
   Stockholder Agreements.....................................................35
   Dissenters' Rights of Appraisal............................................36
MARKET FOR COMMON STOCK AND DIVIDENDS.........................................39
CERTAIN BENEFICIAL OWNERS OF ADVANCE COMMON STOCK.............................39
PROPOSAL 2:  ELECTION OF DIRECTORS............................................41
   Biographical Information...................................................42
   Executive Officers Who Are Not Directors...................................43
   Executive Compensation.....................................................44
   Other Benefits.............................................................44
   Director Compensation......................................................45
   Meetings and Committees of the Board of Directors..........................45
   Director Nomination Process................................................45

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

   Stockholder Communications.................................................46
   Audit Committee Report.....................................................47
   Principal Accounting Fees and Services.....................................47
   Section 16(a) Beneficial Ownership Reporting Compliance....................48
PROPOSAL 3:  RATIFICATION OF INDEPENDENT ACCOUNTANTS..........................48
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING.............................48
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS....................49
WHERE YOU CAN FIND MORE INFORMATION...........................................49

Appendix A   Agreement and Plan of Reorganization, dated September 1,
             2004, by and Parkvale Financial Corporation,  Parkvale
             Savings  Bank,  Advance  Financial  Bancorp and  Advance
             Financial Savings Bank..........................................A-1
Appendix B   Fairness Opinion of Keefe, Bruyette & Woods, Inc................B-1
Appendix C   Section 262 of the Delaware General Corporation Law.............C-1

                  QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
                             FOR THE ANNUAL MEETING

Q.   WHAT DO I NEED TO DO NOW?

A. First, carefully read this proxy statement in its entirety. Then, vote your shares of Advance common stock by one of the following methods:

     o marking, signing, dating and returning your proxy card in the enclosed prepaid envelope; or

     o attending the Annual Meeting and submitting a properly executed proxy or ballot. If a broker holds your shares in "street name," you will need to get a proxy from your broker to vote your shares in person.

Q.   WHY IS MY VOTE IMPORTANT?

A. A majority of the outstanding shares of Advance common stock must be represented in person or by proxy at the Annual Meeting for there to be a quorum. If you do not vote using one of the methods described above, it will be more difficult for Advance to obtain the necessary quorum to hold its Annual Meeting. In addition, the affirmative vote of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting is necessary to approve and adopt the merger agreement. Abstentions and failures to vote have the same effect as a vote "AGAINST" the merger agreement.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A. No. If you do not provide your broker with instructions on how to vote your shares that are held in street name your broker will not be permitted to vote them. A broker "non-vote" has the same effect as a vote "AGAINST" the merger agreement. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

Q.   CAN I CHANGE MY VOTE?

A. Yes. If you have not voted through your broker, there are several ways you can change your vote after you have submitted a proxy.

     o First, you may send a written notice stating that you would like to revoke your proxy to Advance's Corporate Secretary, Florence K. McAlpine, Secretary, Advance Financial Bancorp, 1015 Commerce Street, Wellsburg, West Virginia 26070;

     o Second, you may complete and submit a new proxy card. Any earlier proxy will be revoked automatically; or

     o Third, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your earlier proxy.

          If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q.   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. Shortly after the closing date of the merger, an exchange agent appointed by Parkvale Financial Corporation will send to you a letter of transmittal containing written instructions for exchanging your Advance stock certificates.

     Please do not send in any Advance stock certificates until you have received these written instructions. However, if you are not sure where your stock certificates are located, now would be a good time to find them so you don't encounter any delays in processing your exchange at closing. Likewise, if your stock certificates are lost, please contact Advance's Investor Relations Department at (304) 737-3531 to find out how to get a replacement certificate.

Q.   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We currently expect to complete the merger in the last quarter of 2004 or early 2005, assuming all the conditions to completion of the merger, including obtaining the approval of Advance stockholders at the Annual Meeting and receipt of all regulatory approvals, have been fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. If all the conditions to completion of the merger have not been fulfilled at that time, we expect to complete the merger as quickly as practicable once the conditions are fulfilled.

Q.   WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING OR THE MERGER?

A.   You  should   direct  any  questions   regarding  the  Annual   Meeting  of
     Stockholders or the merger to Advance's  Investor  Relations  Department at
     (740) 264-1005.

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

                               SUMMARY TERM SHEET

     This summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, a copy of which is included as Appendix A to this proxy statement, and the other documents to which we have referred you. You may obtain copies of all publicly filed reports and other information from the sources listed under the section "Where You Can Find More Information," beginning on page 49. Page references are included in this summary to direct you to a more complete description of the topics.

     Throughout this document, "Advance," "we" and "our" refers to Advance Financial Bancorp "Advance Financial Savings Bank" refers to our wholly-owned banking subsidiary, Advance Financial Savings Bank, "Parkvale" refers to Parkvale Financial Corporation and, unless the context otherwise requires, Parkvale Savings Bank, a wholly-owned banking subsidiary of Parkvale having its main office in Monroeville, Pennsylvania, which we refer to herein as "Parkvale Savings Bank." Also, we refer to the merger between a newly-formed subsidiary of Parkvale and Advance as the "merger" and the agreement and plan of reorganization, dated as of September 1, 2004, by and among Parkvale, Parkvale Savings Bank, Advance and Advance Financial Savings Bank as the "merger agreement" and the merger between Parkvale Savings Bank and Advance Financial Savings Bank as the "bank merger."

     This proxy statement is first being mailed to stockholders of Advance on or about November 12, 2004.

THE PARTIES (PAGE 11)

     o Advance is a unitary thrift holding company incorporated in the State of Delaware in September 1996 to be the holding company for Advance Financial Savings Bank, a federally-chartered stock savings bank. Advance Financial Savings Bank operates seven full service facilities. It is subject to examination and comprehensive regulation by the Office of Thrift Supervision ("OTS") and its deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC"). Advance Financial Savings Bank is a member of and owns capital stock in the Federal Home Loan Bank ("FHLB") of Pittsburgh, which is one of the 12 regional banks in the FHLB System.

          Advance Financial Savings Bank operates a traditional savings bank business, attracting deposit accounts from the general public and using those deposits, together with other funds, primarily to originate and invest in loans secured by one- to four-family residential real estate, non-residential real estate, and consumer and commercial assets. To a lesser extent, Advance Financial Savings Bank also originates multi-family real estate loans. At September 30, 2004, Advance had consolidated assets of $313.6 million and stockholder's equity of $22.2 million. The executive offices of Advance are located at 1015 Commerce Street, Wellsburg, West Virginia 26070, and its telephone number for that location is (304) 737-3531.

     o Parkvale Financial Corporation is a unitary savings and loan holding company incorporated under the laws of the Commonwealth of Pennsylvania. It maintains two subsidiaries. Parkvale Statutory Trust I is a Connecticut chartered investment

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

          company, and Parkvale Savings Bank is a Pennsylvania chartered permanent reserve fund stock savings bank headquartered in Monroeville, Pennsylvania. Parkvale is also involved in lending in the greater Washington, D.C. and Columbus, Ohio areas through its wholly-owned subsidiary, Parkvale Mortgage Corporation. Parkvale Savings Bank conducts business in the greater Pittsburgh metropolitan area through 39 full-service offices in Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland Counties. With total assets of $1.6 billion at September 30, 2004, Parkvale was the fifth largest financial institution headquartered in the Pittsburgh metropolitan area and eleventh largest financial institution with a significant presence in Western Pennsylvania.

          Parkvale's principal executive offices are located at 4220 William Penn Highway, Monroeville, Pennsylvania 15146, and its telephone number for that location is (412) 373-7200.

ADVANCE STOCKHOLDERS WILL RECEIVE $26.00 IN CASH FOR EACH SHARE OF ADVANCE COMMON STOCK. (PAGE 12)

     Parkvale and Advance propose a transaction in which Advance momentarily will become a wholly-owned subsidiary of Parkvale, by virtue of the merger of a newly-formed subsidiary of Parkvale with and into Advance, before it is merged with and liquidated into Parkvale. If the acquisition of Advance by Parkvale is completed, you will have the right to receive $26.00 in cash, without interest, for each share of Advance common stock that you own as of the effective time of the merger. You will need to surrender your Advance stock certificates to receive the cash merger consideration, but you should not send us any certificates now. If the merger is completed, an exchange agent appointed by Parkvale will send you detailed instructions on how to exchange your shares.

THE MERGER WILL BE TAXABLE FOR ADVANCE STOCKHOLDERS.  (PAGE 34)

     For federal income tax purposes, the merger will be treated as the sale to Parkvale of all of the shares of Advance common stock. You will recognize taxable gain or loss equal to the difference between the cash payment (i.e., $26.00 per share) that you receive for your shares of Advance common stock and your adjusted tax basis in your shares that you exchange for that payment. In general, the gain or loss will be either long-term capital gain or short-term capital gain depending on the length of time you have held your shares of Advance common stock.

     Tax matters are complicated, and the tax consequences of the merger may vary among stockholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

OUTSTANDING ADVANCE STOCK OPTIONS WILL BE CANCELLED FOR THEIR CASH VALUE TO THE EXTENT THEY ARE NOT EXERCISED PRIOR TO THE MERGER AND ALL UNVESTED OPTIONS AWARDS WILL VEST. (PAGE 19)

     At or immediately prior to the effective time of the merger (which is the date on which the merger is consummated), each outstanding and unexercised option to purchase shares of Advance common stock issued under the Advance stock option plan, whether or not then vested and exercisable, will be terminated and each holder will be entitled to receive in consideration for such option a cash payment from Advance at the closing of the merger in an amount equal to the difference between $26.00 and the per share exercise price of the option, multiplied by the number of shares covered by

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

the option, less any required tax withholdings. All unvested stock options will vest and become exercisable immediately prior to the merger.

WE HAVE RECEIVED AN OPINION FROM OUR FINANCIAL ADVISOR THAT THE MERGER CONSIDERATION IS FAIR TO ADVANCE'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. (PAGE 16)

     Among other factors considered in deciding to approve the merger agreement, the Advance board of directors received the written opinion of its financial advisor, Keefe, Bruyette & Woods, Inc. ("KBW") that, as of September 1, 2004 (the date on which the Advance board of directors approved the merger agreement), the $26.00 cash merger consideration is fair to the holders of Advance common stock from a financial point of view. The opinion is included as Appendix B to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by KBW in providing its opinion. KBW's opinion is directed to the Advance board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the merger, including how to vote.

THE ANNUAL MEETING (PAGE 9)

     The Annual Meeting will be held at 3:00 p.m., Eastern Time, on Tuesday, December 14, 2004, at the Wintersville office, 805 Main Street, Wintersville, Ohio. At the Annual Meeting, you will be asked to approve and adopt the merger agreement, elect three directors, ratify the appointment of independent accountants and to act on any other matters that may properly come before the Annual Meeting.

RECORD DATE; VOTES REQUIRED (PAGES 9-10)

     You can vote at the Annual Meeting if you owned shares of Advance common stock as of the close of business on November 2, 2004. On that date, there were 1,383,392 shares of Advance common stock outstanding. You will have one vote at the Annual Meeting for each share of Advance common stock that you owned of record on that date.

     The affirmative vote of the holders of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting at which a quorum is present is necessary to approve and adopt the merger agreement. A plurality of the votes cast is required to elect directors and the affirmative vote of a majority of the votes cast is required to approve the ratification of independent accountants.

     Directors and senior officers of Advance have individually agreed with Parkvale to vote their shares of Advance common stock in favor of the merger and the merger agreement. These individuals own in the aggregate approximately 12.6% of the outstanding shares of Advance common stock (exclusive of unexercised stock options and shares held in a fiduciary capacity under ERISA plans).

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY ADVANCE STOCKHOLDERS AND RECOMMENDS APPROVAL OF THE OTHER MATTERS BEING CONSIDERED AT THE ANNUAL MEETING. (PAGE 14)

         Based on the reasons described elsewhere in this proxy statement, Advance's board of directors believes that the merger agreement is fair to and in your best interests. Accordingly, your board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement. Your board also recommends approval of the other matters being considered at the Annual Meeting.

ADVANCE AND PARKVALE MUST MEET SEVERAL CONDITIONS TO COMPLETE THE MERGER. (Page 21)

     Completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

     o    Stockholders   of  Advance  must  approve  the  merger   agreement  in
          accordance with applicable law;

     o Parkvale and Advance must receive all required regulatory approvals to complete the transactions contemplated by the merger agreement, and any waiting periods required by law must have passed;

     o There must be no injunction, order, decree or law preventing or materially restricting the completion of the transactions contemplated by the merger agreement;

     o The representations and warranties of each of Parkvale, Parkvale Savings Bank, Advance and Advance Financial Savings Bank in the merger agreement must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger except where the facts that caused the failure of any representation or warranty to be true would not, individually or in the aggregate, constitute a "material adverse effect" and except for representations and warranties which specifically relate to an earlier date;

     o Parkvale and Advance must have performed in all material respects their respective obligations required to be performed under the merger agreement at or prior to the closing of the merger;

     o The consent, approval or waiver of each person (other than required regulatory approvals) whose consent or approval shall be required in order to permit the lawful completion of the transactions contemplated by the merger agreement shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of Advance or Advance Financial Savings Bank to Parkvale; and

     o Parkvale shall have provided confirmation to Advance that an amount equal to the aggregate merger consideration has been deposited with the exchange agent.

     Unless prohibited by law, either Parkvale or Advance could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible, or that the merger will be completed.

THE PARTIES NEED TO OBTAIN VARIOUS REGULATORY APPROVALS IN ORDER TO COMPLETE THE MERGER AND THE BANK MERGER. (PAGE 32)

     To complete the merger and the bank merger, the parties and their affiliates need to obtain the consent or prior approval of, give notice to or obtain a waiver from various regulatory authorities, including the Office of Thrift Supervision or OTS, the Federal Deposit Insurance Corporation or FDIC and Pennsylvania bank regulatory authorities. The U.S. Department of Justice may provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval by a federal banking agency of an application to challenge the approval on antitrust grounds. Parkvale and Advance have filed or will file all necessary applications, notices and requests for waiver with applicable regulatory authorities in connection with the merger and the bank merger. Parkvale and Advance cannot predict, however, whether or when all required regulatory approvals, consents or waivers will be obtained, what conditions they might include, or whether they will be received on a timely basis.

THE MERGER AGREEMENT MAY BE TERMINATED BY THE PARTIES. A TERMINATION FEE MAY BE DUE (PAGES 26 AND 27)

     The merger agreement may be terminated at any time (even after approval of the merger by the Advance stockholders) as follows:

     o    By mutual consent of the parties;

     o By Parkvale or Advance 30 or more days after any required regulatory approval for the completion of the transactions contemplated by the merger agreement is denied or the application is withdrawn at the request of the regulatory authorities or approval is contingent upon any nonstandard condition that would materially impair the value of Advance to Parkvale;

     o By Parkvale or Advance if the merger is not completed by June 30, 2005 or if stockholders of Advance fail to approve the merger agreement, unless the failure of such occurrence is due to the failure by the party seeking the termination of the merger agreement to perform its obligations under the merger agreement; and

     o By Parkvale or Advance if the other party materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach has not been cured within 30 days after written notice of the breach, provided that the terminating party is not then in material breach of the merger agreement.

     In addition,  Parkvale may terminate the merger agreement in the event that
(i) Advance, without having received Parkvale's prior written consent, enters into an agreement to engage in an acquisition transaction with any person other than Parkvale, (ii) the Advance board of directors recommends that the Advance stockholders approve or accept an acquisition transaction with any person other than Parkvale, or (iii) any person or group other than Parkvale acquires beneficial ownership of, or the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Advance common stock.

     If the merger agreement is terminated under certain circumstances, Advance is required to pay Parkvale a termination fee of $1.5 million.

CERTAIN DIRECTORS AND OFFICERS OF ADVANCE HAVE INTERESTS IN THE MERGER WHICH DIFFER FROM YOUR INTERESTS AS AN ADVANCE STOCKHOLDER. (PAGE 28)

     Some of the directors and executive officers of Advance have agreements, stock options, restricted stock awards and other benefit plans or arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and because of rights under benefits and compensation plans or arrangements maintained by Advance or Advance Financial Savings Bank and, in the case of the executive officers, under employment or special retention agreements, and include the following:

     o The vesting of all unvested stock options granted under Advance's stock option plan upon consummation of the merger;

     o The allocation under the Advance Financial Savings Bank ESOP of any unallocated assets attributable to the exchange of shares of Advance common stock will be made to all plan participants, pro rata based upon allocated account balances, including the accounts of executive officers, following termination of the ESOP, receipt of a favorable determination letter from the IRS and the complete repayment of the outstanding ESOP loan balance upon consummation of the merger;

     o Severance payments to Stephen M. Gagliardi, president and chief executive officer of Advance upon his termination of employment as of the merger in the aggregate amount of approximately $506,000, in accordance with his employment agreement with Advance;

     o A new consulting and noncompetition agreement entered into between Parkvale and Mr. Stephen M. Gagliardi to be effective upon closing which will provide for a two year term with monthly payments of $3,000; and

     o Parkvale's agreement to provide indemnification arrangements for, among others, directors and executive officers of Advance and to maintain directors' and officers' indemnification insurance for such persons for a period of three years following the merger.

     The board of directors of Advance was aware of these factors and considered them in approving the merger and the merger agreement.

ADVANCE STOCKHOLDERS HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER. (PAGE 36 AND APPENDIX C)

     In accordance with Delaware law, holders of Advance common stock are entitled to exercise dissenters' or appraisal rights in connection with the merger. Advance stockholders electing to receive appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Advance will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix C hereto. In view of the complexity of

Section 262, stockholders who wish to dissent from the merger and pursue appraisal rights may want to consult their legal advisors.

                               THE ANNUAL MEETING

TIME, DATE AND PLACE

     An Annual Meeting of Stockholders of Advance will be held at 3:00 p.m., Eastern Time, on Tuesday, December 14, 2004 at the Wintersville office, 805 Main Street, Wintersville, Ohio.

MATTERS TO BE CONSIDERED

     The purpose of the Annual Meeting is to consider the following matters:

     o    The approval and adoption of the merger agreement;

     o    The election of three directors;

     o The ratification of the appointment of independent accountants for the fiscal year ended June 30, 2005; and

     o To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting (the Board of Directors is not aware of any other business).

     Together with this document we are also sending you our 2004 Annual Report to Stockholders and a form of proxy that is being solicited by the Board of Directors.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on November 2, 2004 has been fixed by Advance as the record date for the determination of holders of Advance common stock entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on the record date, there were 1,383,392 shares of Advance common stock outstanding and entitled to vote. Each share of Advance common stock entitles the holder to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

HOW TO VOTE YOUR SHARES

     Shareholders of record may vote by mail or by attending the Annual Meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

     Any stockholder executing a proxy may revoke it at any time before it is voted by:

     o Delivering to the Secretary of Advance prior to the Annual Meeting a written notice of revocation addressed to Florence K. McAlpine, Secretary, Advance Financial Bancorp, 1015 Commerce Street, Wellsburg, West Virginia 26070;

     o Delivering to Advance prior to the Annual Meeting a properly executed proxy with a later date; or

     o    Attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     Each proxy returned to Advance (and not revoked) by a holder of Advance common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval and adoption of the merger agreement and the related agreement of merger and "FOR" approval of the other matters being considered at the Annual Meeting.

     At this time, the Advance board of directors is unaware of any matters, other than set forth above, that may be presented for action at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the Annual Meeting to permit additional solicitation of proxies in favor of approval and adoption of the merger agreement, but no proxy voted against the merger agreement will be voted in favor of any such adjournment or postponement.

VOTES REQUIRED

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of Advance common stock, must be present in person or by proxy before any action may be taken at the Annual Meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

     The affirmative vote of the holders of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting, in person or by proxy, is necessary to approve and adopt the merger agreement on behalf of Advance. The affirmative vote of a plurality of the votes cast is required to elect directors and the affirmative vote of a majority of the votes cast is required to approve the ratification of independent accountants.

     Advance intends to count shares of Advance common stock present in person at the Annual Meeting but not voting, and shares of Advance common stock for which it has received proxies but with respect to which holders of such shares have abstained on any matter, as present at the Annual Meeting for purposes of determining whether a quorum exists. However, because approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Advance common stock outstanding and entitled to vote at the Annual Meeting, such nonvoting shares and abstentions will have the same effect as a vote "AGAINST" the merger agreement. In addition, under applicable rules, brokers who hold shares of Advance common stock in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers in favor of the approval of the merger agreement without specific instructions to that effect from such customers. Accordingly, the failure of such customers to provide instructions with respect to their shares of Advance common stock to their broker will have the effect of the shares not being voted and will have the same effect as a vote "AGAINST" the merger agreement. Such "broker non-votes," if any, will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof.

     The directors and executive officers of Advance and their respective affiliates collectively owned approximately 17.9% of the outstanding shares of Advance common stock as of the record date for the Annual Meeting (inclusive of stock options exercisable within 60 days). The directors and senior officers of Advance have entered into stockholder agreements with Parkvale pursuant to which they have agreed to vote all of their shares (excluding shares held in a fiduciary capacity under ERISA plans) in favor of the merger agreement. These individuals own in the aggregate approximately 12.6% of the outstanding shares of Advance common stock (exclusive of unexercised stock options). See "Certain Beneficial Owners of Advance Common Stock," on page 39 and "The Merger
--Stockholder Agreements" on page 35. Neither Parkvale nor any affiliate of Parkvale owns any shares of Advance.

SOLICITATION OF PROXIES

     Advance will pay for the costs of mailing this proxy statement to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of Advance and its subsidiaries may solicit proxies from stockholders of Advance in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement by Advance for their actual expenses.

     Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Advance common stock held of record by such persons, and Advance will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

                                   THE MERGER

     The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement, including the merger agreement attached as Appendix A. You are urged to carefully read the merger agreement and the other appendices in their entirety.

THE PARTIES

     Set forth below is a brief description of the parties to the merger agreement.

     o Advance is a unitary thrift holding company incorporated in the State of Delaware in September 1996 to be the holding company for Advance Financial Savings Bank, a federally-chartered stock savings bank. Advance Financial Savings Bank operates seven full service facilities. It is subject to examination and comprehensive regulation by the Office of Thrift Supervision ("OTS") and its deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC"). Advance Financial Savings Bank is a member of and owns capital stock in the Federal Home Loan Bank ("FHLB") of Pittsburgh, which is one of the 12 regional banks in the FHLB System.

          Advance Financial Savings Bank operates a traditional savings bank business, attracting deposit accounts from the general public and using those deposits, together with other funds, primarily to originate and invest in loans secured by one- to four-family residential real estate, non-residential real estate, and consumer and commercial assets. To a lesser extent, Advance Financial Savings Bank also originates multi-family real estate loans. At September 30, 2004, Advance had consolidated assets of $313.6 million and stockholder's equity of $22.2 million. The executive offices of Advance are located at 1015 Commerce Street, Wellsburg, West Virginia 26070, and its telephone number for that location is (304) 737-3531.

     o Parkvale Financial Corporation is a unitary savings and loan holding company incorporated under the laws of the Commonwealth of Pennsylvania. It maintains two subsidiaries. Parkvale Statutory Trust I is a Connecticut chartered investment company, and Parkvale Savings Bank is a Pennsylvania chartered permanent reserve fund stock savings bank headquartered in Monroeville, Pennsylvania. Parkvale is also involved in lending in the greater Washington, D.C. and Columbus, Ohio areas through its wholly-owned subsidiary, Parkvale Mortgage Corporation. Parkvale Savings Bank conducts business in the greater Pittsburgh metropolitan area through 39 full-service offices in Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland Counties. With total assets of $1.6 billion at September 30, 2004, Parkvale was the fifth largest financial institution headquartered in the Pittsburgh metropolitan area and eleventh largest financial institution with a significant presence in Western Pennsylvania.

          Parkvale's principal executive offices are located at 4220 William Penn Highway, Monroeville, Pennsylvania 15146, and its telephone number for that location is (412) 373-7200.

ACQUISITION STRUCTURE

     Subject to the terms and conditions set forth in the Agreement, a newly-formed subsidiary of Parkvale will be merged with and into Advance. Immediately following the merger, Advance Financial Savings Bank will be merged with and into Parkvale Savings Bank and Advance will be merged with and liquidated into Parkvale.

MERGER CONSIDERATION

     At the effective time of the merger, each share of Advance common stock issued and outstanding immediately prior to the effective time (other than certain shares held by Advance or Parkvale and dissenting shares) will be cancelled and converted automatically into the right to receive from Parkvale an amount equal to $26.00 in cash, without interest.

     After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Advance common stock (other than holders who have perfected dissenters' rights of appraisal) will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Advance common stock will have no continuing equity interest in Advance or Parkvale and, therefore, will not share in future earnings, dividends or growth of Advance or Parkvale.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective when a certificate of merger, executed in accordance with the relevant provisions of the Delaware General Corporation Law, is filed with the Secretary of State of the State of Delaware (or such later time as may be set forth in the certificate of merger), which will not be done unless and until all conditions to the obligations of the parties to consummate the merger are satisfied or waived where permissible. See " -- Conditions to the Merger," beginning on page 21. Although no assurance can be given in this regard, it is anticipated that the merger will become effective late in the fourth quarter of 2004 or early 2005.

BACKGROUND OF THE MERGER

     The management and the board of directors of Advance considered on a regular basis various strategic alternatives as part of their continuing efforts to enhance Advance's community banking franchise and to maximize shareholder value. These strategic alternatives included the possibility of entering into a strategic business combination with a similarly-sized or larger institution. On March 16, 2004, KBW met with Advance's board and made a presentation to Advance's board on the strategic alternatives available to Advance and provided an analysis of each strategic alternative. The presentation included a discussion of Advance's operations, the markets in which it competes, Advance's anticipated future financial performance as an independent company, financial institutions which might be interested in pursuing an acquisition of Advance, how Advance would be viewed by parties interested in such an acquisition, and the pricing multiples in the mergers and acquisitions market for financial institutions that might be considered comparable to Advance. After this presentation which the board discussed at length, the Board authorized the engagement of KBW and authorized KBW to contact potential merger parties to determine the interest of such parties in a possible strategic combination.

     In May 2004, KBW initiated contact with a number of potential acquirers, and, following execution of confidentiality agreements with these parties, KBW provided such potential acquirers with a confidential information memorandum regarding Advance. A total of 16 parties were contacted by KBW, of which 12 executed confidentiality agreements and received the confidential memorandum. KBW received non-binding indications of interest from two parties, including Parkvale. The Advance Board met on June 10, 2004 to review with KBW the terms of these initial indications of interest. KBW presented a detailed analysis of the financial terms of each of the indications of interest received and the status of discussions with the other parties that received the confidential offering memorandum. At such time, the Parkvale proposal provided for a range of merger consideration of $25-27 for each share of Advance common stock. The Board directed KBW to continue negotiations with these two parties and to report back to the Board.

     On June 21, 2004, the Advance Board again met with KBW to review the status of the two proposals. The Board authorized KBW to continue negotiations with these parties. Parkvale had confirmed its pricing range of $25-$27 per share. The board determined to authorize Parkvale to conduct due diligence. Parkvale conducted detailed due diligence with respect to Advance during July and August 2004. After completion of its due diligence, on August 13, 2004 Parkvale confirmed its proposal at $26.00 per share. Parkvale presented the initial draft of the definitive merger agreement to Advance on August 17, 2004. Such draft merger agreement was distributed to each director of Advance on August 17, 2004. Such documents were further revised and negotiated until September 1, 2004.

     On August 27, 2004, the Advance board met to discuss the status of the negotiations with Parkvale, including a detailed review of the latest draft of the merger agreement that had been furnished to each director, with the assistance of special counsel Malizia Spidi & Fisch, PC, a discussion of matters for which negotiations were still pending and a further review of the proposed transaction and related aspects of the transaction as presented by its financial advisor, KBW. Included in such review was an updated financial analysis of the Parkvale proposal. The Advance board authorized legal counsel to continue negotiations towards a definitive agreement.

     On September 1, 2004, the Advance board met to consider the definitive agreement. Legal counsel and representatives of KBW were present at the meeting. KBW presented its analysis of the fairness from a financial point of view of the transaction and delivered its fairness opinion. Special counsel reviewed in detail the terms of the definitive agreement and responded to questions from the Board. Special counsel then discussed with the Advance board the legal standards applicable to the board's decisions and actions with respect to the proposed transaction. At this meeting, the Advance board, by a unanimous vote of all members of the board, determined that the merger is fair to, and in the best interests of, Advance and its shareholders, approved the merger agreement, and, subject to the exercise of its fiduciary duty, recommended that Advance shareholders vote their shares in favor of approving the merger agreement. Advance and Parkvale executed the definitive merger agreement on September 1, 2004 and issued a joint press release publicly announcing the transaction that day.

RECOMMENDATION OF THE ADVANCE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     The Advance board has unanimously approved the merger agreement and unanimously recommends that Advance stockholders vote "FOR" approval and adoption of the merger agreement.

     The Advance board has determined that the merger is fair to, and in the best interests of, Advance and its stockholders. In approving the merger agreement, the Advance board consulted with KBW with respect to the financial aspects and fairness of the merger from a financial point of view and with its legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, the Advance board also considered a number of factors, including the following:

     o The board's familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Advance;

     o The current and prospective environment in which Advance operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

     o The financial presentation of KBW and the opinion of KBW that, as of the date of such opinion, the merger consideration of $26.00 in cash per share was fair, from a financial point of view, to the holders of Advance common stock (see " -- Opinion of Advance's Financial Advisor," on page 16);

     o The historical market prices of the Advance common stock and the fact that the $26.00 per share merger consideration represented a 43.6% premium over the per share closing price of the Advance common stock on the business day before the merger was announced and a 41.9% premium over the average per share closing prices of the

          Advance common stock during the four-week period immediately preceding the merger announcement (see "Market for Common Stock and Dividends" on page 39);

     o Results that could be expected to be obtained by Advance if it continued to operate independently, and the likely benefits to stockholders of such course, as compared with the value of the merger consideration being offered by Parkvale;

     o The ability of Parkvale to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;

     o The fact that the consideration to be received in the merger is cash, thus eliminating any uncertainty in valuing the merger consideration to be received by Advance stockholders, and that this consideration would result in a fully-taxable transaction to Advance stockholders;

     o KBW's assessment that it currently was unlikely that another acquiror had both the willingness and the financial capability to offer to acquire Advance at a price which was higher than that being offered by Parkvale;

     o The terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing, a provision which permits Advance's board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire Advance and a provision providing for Advance's payment of a termination fee to Parkvale if the merger agreement is terminated under certain circumstances and the effect such termination fee could have on a third party's decision to propose a merger or similar transaction to Advance at a higher price than that contemplated by the merger with Parkvale;

     o The effects of the merger on Advance's depositors and customers and the communities served by Advance which was deemed to be favorable given that they would be served by a geographically diversified organization which had greater resources than Advance; and

     o The effects of the merger on Advance's employees, including the prospects for employment with a large, growing organization such as Parkvale and the severance and other benefits agreed to be provided by Parkvale to employees whose employment was terminated in connection with the merger.

     The discussion and factors considered by the Advance board is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the Advance board did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted factors differently.

OPINION OF ADVANCE'S FINANCIAL ADVISOR

     On March 16, 2004, the Advance board met with representatives from KBW for a strategic planning session to discuss recent trends in the banking industry and the prospects for Advance. The Advance board discussed the changes that had occurred in the market for publicly traded thrifts in recent quarters and the difficult strategic issues facing banking institutions in general and, in particular, smaller institutions like Advance. The Board also considered increased competition, new technology and the decreasing pool of potential acquirors as a result of consolidation in the thrift and banking industry. At this meeting, KBW also reviewed the then current merger market, the various pricing methods, a range of values for Advance based on these pricing methods, as well as a review of other successful strategies that other institutions have implemented.

     On March 22, 2004, Advance retained KBW to evaluate Advance's strategic alternatives as part of a shareholder enhancement program and to review and evaluate any specific proposals for a strategic alliance that might be received regarding an alliance with Advance. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts and bank holding companies. The Advance board selected KBW on the basis of the firm's reputation and its experience, expertise in transactions similar to the merger, and its prior relationship with Advance.

     Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be paid to the shareholders of Advance. KBW delivered its opinion to the Advance board that, as of September 1, 2004, the merger consideration is fair, from a financial point of view, to the shareholders of Advance. No limitations were imposed by the Advance board upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion in this proxy statement of the summary of its opinion to the Advance board and to the reference to the entire opinion attached hereto as Appendix B.

     The full text of the KBW opinion, which is attached as Appendix B to this proxy statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement is qualified in its entirety by reference to the opinion.

     In  rendering  its  opinion  for  Advance,  KBW  (i)  reviewed  the  merger agreement, (ii) Annual Reports and Forms 10-KSB for the years ended June 30, 2001, 2002, 2003 for Advance, (iii) Advance's proxy statements for the years ended June 30, 2002 and 2003, (iv) Advance's unaudited financial statements for the year ended June 30, 2004, (v) quarterly reports on Form 10-QSB for Advance,
(vi) discussed with senior management and the board of directors of Advance the current position and prospective outlook for Advance, (vii) considered historical quotations, levels of activity and prices of recorded transactions in Advance's common stock, (viii) reviewed the financial and stock market data of other banks and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparably situated thrifts, and (ix) performed other analyses which KBW considered appropriate.

     With respect to Parkvale, KBW (i) reviewed Parkvale's annual reports and Forms 10-K for the years ended June 30, 2001, 2002 and 2003; (ii) reviewed Parkvale's quarterly reports on Form 10-Q, and (iii) discussed with Parkvale management funding for transaction and required capital levels.

     ANALYSIS OF RECENT COMPARABLE ACQUISITION TRANSACTIONS. Also in rendering its opinion, KBW analyzed certain comparable transactions involving thrifts, comparing the acquisition price relative to book value, tangible book value, latest twelve months earnings, and premium to core deposits. The analysis included a comparison of the minimum, median and maximum of the above ratios for representative pending acquisitions where the selling institution was a thrift, had assets between $100 million and $750 million, tangible equity / tangible assets less than 9%, and return on average equity greater than 9%. As a result of these transaction criteria, the following selling thrifts were used in analyzing comparable transactions:

SELLING INSTITUTION:
-------------------

Ipswich Bancshares Inc.                     Equitable Bank
Family Savings Bank, FSB                    Trust Bancorp Inc.
American Home Loan Corp.                    Fidelity Bancorp, Inc.
Alliance Bancorp of New England             Liberty Bancshares Inc.
Lighthouse Financial Services

The transaction analysis resulted in a range of values for Advance based upon comparable thrift merger and acquisition transactions. KBW derived the median pricing metrics of the aforementioned comparable group and summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration received by Advance shareholders. The comparable thrift merger and acquisition statistics are as follows:

                                           -----------------    -----------------    ---------------    --------------
                                                                PRICE TO             PRICE TO LAST      CORE
                                           PRICE TO             TANGIBLE             12 MONTHS          DEPOSIT
                                           BOOK RATIO           BOOK RATIO           EARNINGS           PREMIUM
                                           (%)                  (%)                  (X)                (%)
----------------------------------------------------------------------------------------------------------------------
MINIMUM VALUE                              133.0                133.0                10.5               4.0
----------------------------------------------------------------------------------------------------------------------
MEDIAN VALUE                               187.0                187.0                15.0               12.4
----------------------------------------------------------------------------------------------------------------------
MAXIMUM VALUE                              332.5                332.5                23.7               36.5
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
$26.00 PARKVALE OFFER                      175.5                246.0                15.3               9.2
----------------------------------------------------------------------------------------------------------------------


     KBW viewed the aforementioned comparable group as the most appropriate in deriving a comparable transaction value based on Advance's size, capital ratio and earnings. KBW viewed the fact that, with the query based on the above criteria producing nine transactions with reported pricing metrics in the comparable group, as being statistically significant for the purposes of comparison. KBW viewed the four resulting metrics (price to book value, price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable transactions on a median basis, as the key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

     Given that the value of the consideration on an aggregate basis to be paid in the merger, as of the date of the opinion, is greater than the median value of the range of comparable thrift transactions for price to tangible book value and price to latest twelve month earnings, KBW believes that this analysis supports the fairness, from a financial point of view, to Advance and its shareholders of the consideration to be paid in the merger.

     DISCOUNTED  CASH  FLOW  ANALYSIS.  KBW  performed  a  discounted  cash flow analysis of the forecasted financial performance of Advance using a base case scenario whereby earnings grew using management estimates. KBW applied transaction multiples to earnings of 14.0x, 15.0x, 16.3x, 17.0x and 18.0x. The terminal multiple range is based on the terminal earnings multiple of completed transactions similar to this transaction. The combined cash flows and terminal value were then discounted back to present values using different discount ranges ranging from 10.3% to 12.3%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Advance common stock taking into consideration such factors as current long term interest rates, market capitalization size, earnings and liquidity of the shares. The results of KBW's analysis are set forth in the following table:


                        ----------------------------------------------
                                      Sensitivity Analysis
                        ----------------------------------------------

                                       Terminal Multiple

                                14.0x   15.0x   16.3x   17.0x   18.0x
                        ----------------------------------------------
Discount Reate          12.3%   $18.37  $19.57  $21.14  $21.97  $23.17
                        11.8%   $18.77  $19.99  $21.60  $22.45  $23.68
                        11.3%   $19.18  $20.43  $22.08  $22.94  $24.20
                        10.8%   $19.60  $20.88  $22.56  $23.45  $24.73
                        10.3%   $20.03  $21.34  $23.06  $23.97  $25.28


     Based on the foregoing criteria and assumptions, KBW determined that the change-in-control present value of the Advance common stock ranged from $18.37 to $25.28 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is greater than the range derived from the discounted cash flow analysis, KBW believes that this analysis supports the fairness, from a financial point of view, to Advance and its shareholders of the consideration to be paid in the merger.

     The discounted cash flow analyses of Advance does not necessarily indicate actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

     In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by Advance. In its review, with the consent of the Advance Board, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Advance.

     The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the merger (or alternatives thereto) nor does it constitute a recommendation to any shareholder of Advance as to how such shareholder should vote with respect to the merger.

     KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Advance. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

     KBW will receive a fee of 1% of the total transaction value for services rendered in connection with advising and issuing a fairness opinion regarding the merger or approximately $380,000. As of the date of the proxy statement, KBW has received $85,000 of such fee; the remainder of the fee is due at the closing of the transaction. Advance has also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements, which will not exceed $5,000, incurred in connection with its engagement and to indemnify KBW and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

TREATMENT OF STOCK OPTIONS

     At or immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase shares of Advance common stock issued under an Advance stock option plan, whether or not then vested and exercisable, will be terminated and each holder will be entitled to receive in consideration for such option a cash payment from Advance at the closing in an amount equal to the difference between $26.00 and the per share exercise price of the option, multiplied by the number of shares covered by the option, less any required tax withholdings.

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

     Prior to the completion of the merger, Parkvale shall appoint an exchange agent reasonably acceptable to Advance for the benefit of the holders of shares of Advance common stock in connection with the merger. Immediately prior to the effective time of the merger, Parkvale will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration.

     No later than five business days following the completion of the merger, Parkvale shall cause the exchange agent to mail to each holder of record of shares of Advance common stock a letter of transmittal disclosing the procedure for exchanging certificates representing shares of Advance common stock for the merger consideration. After the effective time, each holder of a certificate representing shares of issued and outstanding Advance common stock (except for certain shares held by Advance or Parkvale) will, upon surrender to the exchange agent of a certificate for exchange together with a properly completed letter of transmittal, be entitled to receive $26.00 in cash, without interest, multiplied by the number of shares of Advance common stock represented by the certificate and the certificate so surrendered will be cancelled. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

     Any portion of cash delivered to the exchange agent by Parkvale that remains unclaimed by the former stockholders of Advance for six months after the effective time will be delivered to Parkvale.

Any stockholders of Advance who have not exchanged their certificates as of that date may look only to Parkvale for payment of the merger consideration. However, neither Parkvale nor any other entity or person shall be liable to any holder of shares of Advance common stock for any consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

FINANCING THE TRANSACTION

     Based on 1,383,392 shares of Advance common stock currently outstanding, the aggregate amount of consideration to be paid to Advance's stockholders will be approximately $36.0 million. This amount would increase by an additional $4.0 million if all options to purchase 155,859 shares of Advance common stock which are currently outstanding were exercised prior to the effective time of the merger. Parkvale has represented and warranted in the merger agreement that it will have available to it immediately prior to the effective time sufficient cash to pay the aggregate merger consideration to the stockholders of Advance following completion of the merger.

BOARD OF DIRECTORS' COVENANT TO RECOMMEND THE MERGER AGREEMENT

     The merger agreement requires the Advance board of directors to recommend the approval and adoption of the merger agreement and the agreement of merger by the Advance stockholders. The Advance board of directors is permitted to fail to make such recommendation or withdraw, modify or change in a manner adverse to Parkvale its recommendation to the Advance stockholders with respect to the merger agreement and the merger but only if after consultation with and considering the advice of its outside legal counsel, the board of directors determines in good faith that the making of such recommendation or the failure to withdraw, modify or change such recommendation, would or could reasonably be expected to constitute a breach of its fiduciary duties under applicable law. Notwithstanding the foregoing, even in the absence of a board recommendation of approval, the merger agreement and the related agreement of merger must still be submitted for approval and adoption by the Advance stockholders.

NO SOLICITATION

     The merger agreement provides that neither Advance nor Advance Financial Savings Bank shall, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly initiate, solicit, encourage, facilitate, hold any discussions or negotiations with, or provide any information to any person, entity or group, other than Parkvale or Parkvale Savings Bank concerning any acquisition transaction. The term "acquisition transaction" is generally defined in the merger agreement as any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Advance or any Advance subsidiary.

     The merger agreement allows Advance to furnish information in connection with an unsolicited acquisition transaction if the Advance board, after having received advice of counsel, determines in good faith that the failure to do so would or could reasonably be expected to constitute a breach of its fiduciary duties under applicable law.

     Advance is required to communicate to Parkvale the terms of any proposal it receives with respect to an acquisition transaction.

CONDITIONS TO THE MERGER

     Completion of the merger is subject to the satisfaction of various conditions set forth in the merger agreement or, to the extent permitted by law, the waiver of those conditions by the party entitled to do so, at or before the effective time of the merger.

     Each of the parties' obligation to complete the merger is subject to the following conditions:

     o All corporate action required to be taken to authorize the execution and delivery of the merger agreement and of the related agreement of merger and the consummation of the transactions contemplated thereby shall have been duly taken by all of the parties to the merger agreement, including the approval of the merger agreement by the stockholders of Advance;

     o All regulatory approvals required to complete the transactions contemplated by the merger agreement shall have been obtained without any nonstandard condition that would materially impair the value of Advance to Parkvale, all conditions to such approvals shall have been satisfied and all statutory waiting periods in respect thereof shall have expired; and

     o No order, judgment or decree shall be outstanding against any party to the merger agreement that would have the effect of preventing completion of the merger and no suit, action or other proceeding shall be pending or threatened by any governmental body seeking to restrain or prohibit consummation of the merger or obtain substantial monetary penalties in connection with the merger agreement.

     The obligations of Parkvale and Parkvale Savings Bank to complete the merger are also conditioned upon satisfaction or waiver of each of the following:

     o Advance and Advance Financial Savings Bank shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger and the representations and warranties of Advance and Advance Financial Savings Bank in the merger agreement shall be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the effective time of the merger, except where the facts that caused the failure of any representation or warranty to be true would not, individually or in the aggregate, constitute a "material adverse effect" (as such term is defined in the merger agreement) and except as to any representation or warranty which specifically relates to an earlier date;

     o All permits, consents, waivers, clearances and other authorizations of governmental agencies and third parties which are necessary in connection with the merger shall have been obtained and none shall include any nonstandard condition that would materially impair the value of Advance and its subsidiaries to Parkvale; and

     o Parkvale shall have received a certificate from specified officers of Advance and Advance Financial Savings Bank with respect to compliance with each of the foregoing conditions.

     The obligations of Advance and Advance Financial Savings Bank to complete the merger are also conditioned upon satisfaction or waiver of each of the following:

     o Parkvale and Parkvale Savings Bank shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger and the representations and warranties of Parkvale and Parkvale Savings Bank in the merger agreement shall be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the effective time of the merger, except where the facts that caused the failure of any representation or warranty to be true would not, individually or in the aggregate, constitute a "material adverse effect" (as such term is defined in the merger agreement) and except as to any representation or warranty which specifically relates to an earlier date;

     o Advance and Advance Financial Savings Bank shall have received a certificate from specified officers of Parkvale and Parkvale Savings Bank with respect to compliance with each of the foregoing conditions; and

     o Parkvale shall have provided confirmation to Advance that an amount equal to the aggregate merger consideration in immediately available funds shall have been deposited with the exchange agent.

REPRESENTATIONS AND WARRANTIES OF ADVANCE AND PARKVALE

     Advance and Parkvale each has made representations and warranties to the other with respect to (among other things):

     o    corporate organization;
     o corporate authority and power to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;
     o    financial statements;
     o absence of changes or events since June 30, 2004 which would have a material adverse effect;
     o    pending or threatened legal proceedings;
     o    broker's fees;
     o the truth and accuracy of information included in this proxy statement as of certain time periods;
     o    insurance of deposits;
     o    the truth and accuracy of the representations and warranties; and
     o    compliance with laws.

     Advance has also made additional representations and warranties to Parkvale with respect to:

     o    its capitalization;
     o    taxes and tax returns;
     o    employee benefit plans and the administration of these plans;
     o securities filings and reports with regulatory authorities by Advance and its subsidiaries;
     o    certain contracts;
     o    properties and insurance;

     o    environmental matters;
     o    allowance for loan losses and real estate owned;
     o    minute books;
     o    transactions with affiliates; and
     o    required vote to approve the merger and receipt of fairness opinion.

     Parkvale has also made a representation and warranty to Advance regarding the availability of cash sufficient for it to pay the merger consideration and any other amounts payable under the merger agreement.

CONDUCT PENDING THE MERGER

     The merger agreement contains covenants of Advance and Parkvale pending the completion of the merger, including covenants regarding the conduct of Advance's business from the date that the merger agreement was executed until the merger is completed. These covenants are briefly described below.

     Advance has agreed that it will, and will cause its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve its business organization, employees and advantageous business relationships and to retain the services of its officers and key employees.

     Advance has further agreed that, except as expressly contemplated or permitted by the merger agreement, prior to the effective time of the merger, it will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Parkvale:

     o change any provision of their certificate of incorporation, bylaws or other similar governing documents;

     o except for the issuance of Advance common stock pursuant to the present terms of outstanding stock options, (i) change the number of shares of its authorized or issued capital stock, (ii) issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Advance, or any securities convertible into shares of such capital stock, or (iii) split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

     o declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, provided, however, Advance is permitted to continue to declare and pay its regular quarterly cash dividend of $0.10 per share for each full calendar quarter prior to consummation of the merger but no dividends may be declared or paid for any partial quarter;

     o (i) grant any severance or termination pay to (other than pursuant to binding contracts of Advance previously disclosed under the terms of the merger agreement), or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or (ii) award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, as may be granted in the ordinary course of business and consistent with past practices and policies not to exceed 4.5% of the current salary of each respective employee;

     o (i) enter into or modify (except as may be required by applicable law or as may be required by the merger agreement) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or (ii) make any contributions to the Advance ESOP or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

     o purchase or otherwise acquire, or sell or dispose of any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

     o make any capital expenditures in excess of $25,000 per expenditure and $100,000 in the aggregate, other than pursuant to existing binding commitments or expenditures necessary to maintain existing assets in good repair;

     o file any applications or make any contract with respect to branching or site location or relocation;

     o (i) make any material change in accounting methods or practices, other than changes required by generally accepted accounting principles, or
          (ii) change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

     o change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

     o engage in any transaction with an "affiliate" as defined in the merger agreement;

     o enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     o incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased, securities sold under agreements to repurchase and FHLB advances in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, excepts for liens of the types permitted in the merger agreement;

     o    acquire  in  any  manner   whatsoever  (other  than  to  realize  upon
          collateral for a defaulted loan) any business or entity;

     o discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

     o enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

     o invest in any investment securities other than United States government agencies, mortgage-backed securities and insured certificates of deposit with a maturity of two years or less (seven years or less for mortgage-backed securities) or federal funds;

     o make or commit to make any commercial real estate loan to any one person or entity (together with affiliates of such person or entity) in excess of $300,000 in the aggregate;

     o take any action that would result in any of its representations and warranties contained in the merger agreement not being true and correct in any material respect upon completion of the merger; or

     o    agree to do any of the foregoing.

     The merger agreement also contains covenants relating to, among other things:

     o    Each  party   conferring   with  the  other  regarding  its  business,
          operations, prospects and financial condition and matters relating to the completion of the merger;

     o    The provision of current financial information to the other;

     o    Parkvale's   access  to   information   concerning   Advance  and  the
          confidentiality of the information;

     o The preparation and filing of the required regulatory applications and notices;

     o The preparation and distribution of the proxy statement to be sent to stockholders of Advance in connection with the solicitation of their approval and adoption of the merger agreement and all requisite regulatory filings;

     o    The provision by Parkvale of certain employee benefits;

     o    Supplementing disclosure schedules;

     o Cooperation regarding the issuance of press releases related to the merger;

     o Consultation regarding Advance's loan, litigation and real estate valuation practices and policies and the making of any adjustments required to conform such policies to those of Parkvale; o The redemption of Advance's Rights Plan if requested by Parkvale;

     o    Amending   Advance's   Bylaws  so  as  to  delete  certain   residency
          requirements for board members; and

     o The execution of a supplemental indenture in connection with Advance's outstanding outstanding floating rate junior subordinated deferrable interest debentures.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     Prior to the completion of the merger, any provision of the merger agreement may be waived, amended or modified by the parties. However, after the vote by the stockholders of Advance, no amendment or modification may be made that would reduce or change the amount of or the form of consideration to be received by Advance's stockholders under the terms of the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated before completion of the merger (even if stockholders of Advance have already voted to approve it) by:

     o    the mutual consent of both parties;

     o    either  party if (i) the merger is not  completed  by June 30, 2005 or
          (ii) the stockholders of Advance do not approve the merger agreement at the Annual Meeting; however, the failure of such occurrence cannot be due to the breach of any representation, warranty or covenant contained in the merger agreement by the party seeking to terminate;

     o by either party upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the merger shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

     o by either party if there shall have been a material breach of any of the covenants, agreements or representations and warranties set forth in the merger agreement. Each party must give the other party 30 days to cure the breach. The party seeking to terminate the merger agreement cannot be in material breach of any representation, warranty, covenant or other agreement in the merger agreement;

     o by either party, if any of the applications for prior approval by third parties and governmental bodies are denied or are approved contingent upon the satisfaction of any non-standard condition or requirement which, in the reasonable opinion of the Parkvale board, would materially impair the value of Advance and Advance Financial Savings Bank to Parkvale, and the time period for appeals and requests for reconsideration has run; or

     o by Parkvale in the event that (i) Advance, without having received Parkvale's prior written consent, enters into an agreement to engage in an acquisition transaction with any person other than Parkvale,
          (ii) the Advance board of directors recommends that the Advance stockholders approve or accept an acquisition transaction with any person other than Parkvale, or (iii) any person or group, other than Parkvale acquires beneficial ownership of, or the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Advance common stock (any of which events shall be considered a "termination event").

EXPENSES AND TERMINATION FEE

     All costs and expenses incurred in connection with the merger will be paid by the party incurring such expense. However, in the event of a willful breach by either party of any representation, warranty, covenant or agreement contained in the merger agreement, the non-breaching party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the breaching party for all damages, costs and expenses incurred or suffered by the non-breaching party or in the enforcement of its rights under the merger agreement.

     In addition, Advance will pay Parkvale a termination fee of $1.5 million upon the occurrence of a termination event (as defined under "Termination of the Merger Agreement" above) prior to a fee termination event. A fee termination event is the first to occur of the following:

     o    the effective time of the merger;

     o 12 months after termination of the merger agreement following the first occurrence of a preliminary termination event (as defined below);

     o termination of the merger agreement prior to the occurrence of a termination event or preliminary termination event other than as a result of a willful breach of any representation, warranty, covenant or agreement by Advance; or

     o 12 months after the termination of this agreement by Parkvale as a result of a willful breach of any representation, warranty, covenant or agreement by Advance;

A preliminary termination event is any of the following events:

     o any person (other than Parkvale) shall have commenced or filed a registration statement under the Securities Act of 1933 for any tender offer or exchange offer to purchase shares of Advance common stock such that upon consummation of such offer, such person would own or control 10% or more Advance common stock;

     o the holders of Advance common stock shall not have approved the merger agreement at a meeting of stockholders held for such purpose, or such meeting shall not have been held or have been cancelled prior to termination to the merger agreement, or Advance's board of directors shall have withdrawn or modified in any manner adverse to Parkvale the recommendation of Advance's board of directors with respect to the merger agreement after any person shall have (i) made or disclosed an intention to make a bona fide proposal to Advance or its stockholders to engage in an acquisition transaction, (ii) commenced a tender offer, or filed a registration statement with respect to an exchange offer, or (iii) filed an application with an appropriate regulatory authority for approval to engage in an acquisition transaction with Advance; or

     o Advance shall have breached any representation, warranty, covenant or obligation in the merger agreement in a manner which would entitle Parkvale to terminate the merger agreement and such breach occurs after any person shall have (i) made or disclosed an intention to make a bona fide proposal to Advance or its stockholders to engage in an acquisition transaction, (ii) commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer, or (iii) filed an application or notice with the appropriate regulatory authorities for approval to engage in an acquisition transaction with Advance.

     In the event of termination of the merger agreement by either Parkvale or Advance as set forth above, the merger agreement shall become void and have no effect, except that the provisions of the merger agreement relating to confidentiality of information and expenses shall survive any such termination. Notwithstanding the foregoing, neither Parkvale nor Advance shall be relieved or released from any liabilities or damages arising out of its breach of any provision of the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     When you are considering the recommendation of Advance's board of directors with respect to approving the merger agreement and the merger, you should be aware that Advance directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as stockholders of Advance. The Advance board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

     EMPLOYMENT AND OTHER AGREEMENTS. Under the merger agreement, Parkvale agreed to honor various contractual obligations which have been entered into by Advance and or its subsidiaries and some of their executive officers, including an employment agreement between Advance Financial Savings Bank and Mr. Stephen
M. Gagliardi. In accordance with this employment agreement and the merger agreement, it is contemplated that Mr. Gagliardi's position will be terminated upon the merger, and he should receive a severance payment under his employment agreement in an amount equal to three times his five year average taxable compensation. Such payment is estimated at approximately $506,000.

     Concurrent with the execution of the merger agreement, Parkvale entered into addenda to the existing employment agreements of Mr. Stephen M. Magnone, Mr. Steve Martino, and Mr. Marc A. DeSantis which provide that in the event such employees terminate their employment within one year following the effective time of the merger in connection with the occurrence of certain events, such individuals will be entitled to receive payments of approximately $239,000, $250,000 and $186,000, assuming the merger is completed in 2004, or $257,000, $267,000 and $202,000, if the merger is completed in 2005. If the above-referenced payments, either alone or together with other payments and benefits, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, then the amounts payable shall be reduced by the amount which is the minimum necessary to result in no portion of the payment being non-deductible pursuant to Section 280G of the Code.

     CONSULTING AND NONCOMPETITION AGREEMENT. Concurrent with the execution of the merger agreement, Parkvale entered into a Consulting and Noncompetition Agreement with Mr. Stephen M. Gagliardi. Such consulting agreement, which will be effective upon completion of the merger, provides for a two year term with monthly consulting fees of $3,000 as well as medical and dental benefits, an automobile allowance of $1,000 per month and country club dues of $3,000 per year.

     ADVISORY BOARD. Subject to the fiduciary duties of the Parkvale board, each director of Advance as of the date of the merger agreement will be requested by Parkvale to serve as a member of an Advisory Board for three consecutive one-year terms following the effective time. Such Advisory Board would meet quarterly and members would receive a fee of $275 per meeting attended. Within 12 months following the effective time of the merger, the Advisory Board will nominate one of its members to become a member of the Parkvale board which nomination will be considered by the Nominating Committee of the Parkvale board along with the qualifications of the other members of the Advisory Board. The Nominating Committee will then make a recommendation as to one member of the Advisory Board to be appointed to the Parkvale board.

     EXISTING DIRECTOR RETIREMENT OBLIGATIONS. Two former directors of Advance currently receive monthly retirement payments of $350 for Mr. Robert Rawson and $450 for Mr. James Murphy which would be payable for the remainder of their life. Parkvale has agreed to honor these obligations.

     STOCK OPTION PLAN. Pursuant to the terms of Advance's stock option plan, all unvested options to purchase shares of Advance common stock will become vested and exercisable upon consummation of the merger. The following table sets forth the number of options which were held by the directors and executive officers of Advance as of the date of this document as well as the payments that will be received in cancellation of such options at completion of the merger before deducting any applicable withholding taxes. Certain of the unvested awards shown below may vest in accordance with their terms prior to consummation of the merger.


                                                                                   PAYMENT AT COMPLETION OF MERGER ON
NAME                                       NUMBER OF STOCK OPTIONS                    CANCELLATION OF OPTIONS (1)
----                                       -----------------------                 ----------------------------------
Stephen M. Gagliardi                               40,666.50                          $     548,998

John R. Sperlazza                                   9,487.50                          $     128,081

William E. Watson                                   9,487.50                          $     128,081

Frank Gary Young                                    9,487.50                          $     128,081

William B. Chesson                                  9,487.50                          $     128,081

Kelly M. Bethel                                     3,256.00                          $      25,299

Walker Peterson Holloway, Jr.                       3,256.00                          $      25,299

Dominic J. Teramana, Jr.                            3,256.00                          $      25,299

Stephen M. Magnone                                 10,000.00                          $      77,700  (2)

Steve D. Martino                                   10,000.00                          $      77,700  (2)

Marc A. DeSantis                                   10,000.00                          $      77,700  (2)

                                                  118,384.50                          $   1,370,319
TOTAL

-------------
(1)  Before deduction of applicable withholding taxes.
(2) If the merger closes in 2004, the receipt of such amounts may reduce the total payments under such persons' employment agreements by an equal amount.

     EMPLOYEE STOCK OWNERSHIP PLAN. Pursuant to the terms of the Advance Financial Savings Bank employee stock ownership plan, or ESOP, in the event of a "change in control," which is defined in the ESOP in a manner which would include the merger, the ESOP will be terminated and any unvested benefits thereunder shall vest immediately. Pursuant to the merger agreement, Advance has filed with the Internal Revenue Service, or IRS, a request for a determination letter for termination of the ESOP as of the effective time of the merger. As soon as practicable after the later of the effective time of the merger or the receipt of a favorable determination letter for termination of the ESOP from the Internal Revenue Service, the account balances in the ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. In connection with the termination of the ESOP, and prior to any final distribution to participants, the trustee of the ESOP will utilize funds in the ESOP suspense account to repay the outstanding loan from Advance to the ESOP, and any unallocated amounts in the ESOP will be allocated to the accounts of participating Advance employees in accordance with applicable law and the ESOP. As of June 30, 2004, the ESOP held 31,116 unallocated shares of Advance common stock in the suspense account and the outstanding principal balance of the loan from Advance to the ESOP was $164,000.

     INDEMNIFICATION AND INSURANCE. The merger agreement provides that for a period of six years following the effective time of the merger, Parkvale shall indemnify and hold harmless each present and former director, officer and employee of Advance and Advance Financial Savings Bank determined as of the effective time of the merger against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to or after the effective time of the merger, arising in whole or in part out of, or pertaining to (i) the fact that he or she was a director, officer or employee of Advance or Advance Financial Savings Bank, or (ii) the merger agreement or any of the transactions contemplated thereby, to the fullest extent permitted by law.

     In addition, the merger agreement provides that Parkvale will maintain directors' and officers' liability insurance coverage to provide Advance's directors and officers with coverage for three years following the effective time of the merger.

     Other than as set forth above, no director or executive officer of Advance has any direct or indirect material interest in the merger, except insofar as ownership of Advance common stock might be deemed such an interest. See "Certain Beneficial Owners of Advance Common Stock," beginning on page 39.

EMPLOYEE BENEFITS MATTERS

     The merger agreement contains agreements of the parties with respect to various employee matters, which are briefly described below.

     PARTICIPATION IN PARKVALE'S EMPLOYEE BENEFIT PLANS. As soon as practicable after the merger, Parkvale will provide the employees of Advance and its subsidiaries who remain employed after the merger with coverage under the employee benefit plans of Parkvale or Parkvale Savings Bank on substantially the same basis as any employee of Parkvale or Parkvale Savings Bank in a comparable position, unless Parkvale elects to continue any of Advance's benefit plans providing similar benefits and except that participation in the Parkvale ESOP will not begin until the 2005 plan year.

     Parkvale will use its best efforts to cause the applicable benefits plans of Parkvale or its affiliates:

     o Not to treat any employee of Advance or its subsidiaries as a "new" employee for purposes of exclusion from any benefit plan for a pre-existing medical condition;

     o To provide full credit towards deductibles under such plans for any deductibles incurred by any employees upon delivery to Parkvale of appropriate documentation; and

     o    To treat  service  rendered to Advance or any of its  subsidiaries  as service rendered to Parkvale for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation, but not for benefit.

     SEVERANCE COMPENSATION AND BENEFITS. Parkvale will pay any employee of Advance or its subsidiaries who is not otherwise covered by a specific employment, termination, severance or change in control agreement and who is terminated by Parkvale or its affiliates for reasons other than cause (which shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation other than traffic violations or similar offenses) or who is asked to transfer to another position or location of Parkvale but chooses not to do so in the one-year period immediately following the merger, the severance and other benefits set forth below:

     o Severance in an amount equal to one week's salary multiplied by the number of full years of service of such terminated Advance employee to Advance or any subsidiary of Advance with a minimum payment of one week and a maximum payment of 10 weeks; and

     o Continuation of participation in the group health insurance plans sponsored by Advance or Parkvale without the payment of premiums for a period of two months.

     OUTSTANDING ADVANCE AGREEMENTS. Following the merger, Parkvale and its affiliates will honor in accordance with their terms all written employment, benefits, options and other compensation agreements disclosed by Advance to Parkvale.

     EMPLOYEE STOCK OWNERSHIP PLAN. Advance Financial Savings Bank has filed all necessary documents with the IRS for a determination letter for termination of the Advance Financial Savings Bank ESOP as of the effective time of the merger. As soon as practicable after the effective time of the merger and after the receipt of a favorable determination letter for termination from the Internal Revenue Service, the account balances in the Advance Financial Savings Bank ESOP will be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. The assets of the ESOP attributable to unallocated shares will be utilized to repay the ESOP debt. Any remaining assets after such debt repayment will be allocated in accordance with the plan terms pro rata based upon participant account balances. Prior to the merger, contributions to, and payments on the loan of, the ESOP will be made consistent with past practices on the regularly scheduled payment dates.

     ADVANCE 401(K) PLAN. Advance Financial Savings Bank has filed all necessary documents with the IRS for a determination letter for termination of the Advance Financial Savings Bank Employees' Profit Sharing Plan & Trust as of the effective time of the merger. The accounts of all participants and beneficiaries in the plan will become fully vested as of its termination date. As soon as practicable after the effective time of the merger and after the receipt of a favorable determination letter for termination from the Internal Revenue Service, the account balances in the 401(k) will be distributed to participants and beneficiaries in accordance with applicable law and regulations.

REGULATORY APPROVALS

     Completion of the merger is subject to the prior receipt of all consents or approvals of, or the provision of notices to, or receipt of a waiver from foreign, federal and state regulatory authorities required to complete the merger except to the extent that a regulatory authority may waive any such requirement.

     OFFICE OF THRIFT SUPERVISION. The merger will require the submission to the Office of Thrift Supervision of an application under the Home Owners' Loan Act. Parkvale has filed the requisite application with the Office of Thrift Supervision. In reviewing applications under the Home Owners' Loan Act, the Office of Thrift Supervision considers:

     o the financial and managerial resources and future prospects of the merging and resulting institutions;

     o the effect of the acquisition on the savings associations and the insurance risk to the Savings Association Insurance Fund and the Bank Insurance Fund; and

     o    the convenience and needs of the community served.

The Office of Thrift Supervision may not approve a transaction if:

     o The merger would result in a monopoly or would further any combination or conspiracy to monopolize, or attempt to monopolize, the business of banking in any part of the United States; or

     o The effect of the merger may be to substantially lessen competition in any section of the country, or tend to create a monopoly, or in any manner restrain trade,

unless  in  each  case  the  Office  of  Thrift   Supervision   finds  that  the
anticompetitive effects of the merger are clearly outweighed by its probable effect in meeting the convenience and needs of the community.

     Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

     FEDERAL DEPOSIT INSURANCE CORPORATION. Completion of the bank merger is subject to approval from the FDIC. Parkvale has applied to the FDIC pursuant to
Section 18(c) of the Federal Deposit Insurance Act, or FDIA. The period for the FDIC's review of any proposed acquisition, such as Parkvale's acquisition of Advance Financial Savings Bank, commences upon receipt by the FDIC of an application deemed sufficient by the FDIC. Since the companies believe that they qualify for expedited processing under applicable FDIC regulations, once an application is deemed sufficient, the FDIC generally will take action on it by the date that is the latest of (i) 45 days after the FDIC deemed it sufficient,
(ii) 10 days after publication of the last required notice, or (iii) three days after receipt of the Attorney General's report on competitive factors. The staff of the FDIC deemed the application substantially complete on October 14, 2004. In every case, the FDIC will also consider the financial and managerial resources and future prospects of the acquiror and the savings association, relevant antitrust laws and the convenience and needs of the communities to be served. The FDIC will also consider the effectiveness of Parkvale and Advance in combating money laundering activities. FDIC regulations provide that an acquiror must publish on at least three occasions at approximately equal intervals a notification, as close as practicable to the date on which the application is filed but no earlier than five days before the application is filed, in the community in which the main offices of the merging institutions are located. Generally, within 30 days of the date of first publication (unless extended under applicable FDIC regulations), anyone may file comments in favor of or in protest of the application and may also submit such information as he or she deems relevant. Any transaction approved by the FDIC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

     STATE APPROVALS AND NOTICES. The merger is subject to the prior approval of the Pennsylvania Department of Banking under Sections 112 and 115 of the Pennsylvania Banking Code. In determining whether to approve the merger, the Pennsylvania Department of Banking will consider, among other things, whether the purposes and probable effects of the merger would be consistent with the purposes of the Pennsylvania Banking Code, as set forth in Section 103 thereof, and whether the merger would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or stockholders of the institutions involved. Applicable Pennsylvania law also requires publication of notice of the application for approval of the merger and an opportunity for the public to comment on the application in writing. The bank merger is subject to approval by the Pennsylvania Department of Banking under Section 1609 of the Pennsylvania Banking Code. In determining whether to approve the bank merger, the Pennsylvania Department of Banking will consider, among other things, whether the bank merger adequately protects the interests of depositors, other creditors and stockholders and would be consistent with the principles of adequate and sound banking practices and the public interest on the basis of the financial history and condition of the participating banks, their prospects, the character of their management, the potential effect of the bank merger on competition and the convenience and needs of the communities primarily to be served by the participating banks.

     A copy of the bank merger application filed with the FDIC was also filed with the West Virginia Department of Banking.

     STATUS OF APPLICATIONS AND NOTICES. Parkvale and Advance have filed or will file all required applications, notices and requests for waiver with applicable regulatory authorities in connection with the merger. Parkvale and Advance cannot predict, however, whether or when all required regulatory approvals, consents or waivers will be obtained, what conditions they might include, or whether they will be received on a timely basis.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary regulations promulgated by the United States Treasury Department, judicial authorities and current rulings and administrative practice of the Internal Revenue Service, as currently in effect, all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that Advance common stock is held as a capital asset by each stockholder and does not address all aspects of federal income taxation that might be relevant to particular stockholders of Advance common stock in light of their status or personal investment circumstances, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Advance common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than United States dollars or individual persons who have received Advance common stock as compensation or otherwise in connection with the performance of services. Further, this discussion does not address state, local or foreign tax consequences of the merger.

     For United States federal income tax purposes, the merger will be treated as an acquisition by Parkvale of all the outstanding stock of Advance. Each holder of shares of Advance common stock will be treated as exchanging such shares for cash.

     The receipt of cash in exchange for shares of Advance common stock will be a taxable transaction for federal income tax purposes. Each stockholder's gain or loss per share will be equal to the difference between the per share cash consideration and the stockholder's adjusted tax basis per share in Advance common stock. A stockholder's gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder has held Advance common stock for more than 12 months prior to the merger. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on ordinary income and net short-term capital gains (i.e., gain on capital assets held for not more than twelve months) of an individual is currently 35% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporation taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

     An Advance stockholder may be subject to backup withholding at the rate of 28% with respect to payments of cash consideration received pursuant to the merger, unless the stockholder (a) provides a correct taxpayer identification number, or TIN, in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding, each stockholder must provide the disbursing agent with his, her or its correct TIN by completing a Form W-9 or Substitute Form W-9. An Advance stockholder who does not provide the disbursing agent with his, her or its correct TIN may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Any amount withheld will be allowed as a refund or credit against the stockholder's federal income tax liability.

     The foregoing discussion is for general information only and is not a complete description of all of the potential tax consequences that may occur as a result of the merger. Regardless of your particular situation, you should consult your own tax advisor regarding the federal tax consequences of the merger to you, as well as the tax consequences of the merger to you arising under the laws of any state, local or other jurisdiction, domestic or foreign.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Advance's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Parkvale. Any difference between the purchase price for Advance and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but will be subject to at least an annual assessment of impairment by applying a fair value test. In addition, any core deposit intangibles recorded by Parkvale in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of Parkvale issued after the merger will reflect the results attributable to the acquired operations of Advance beginning on the date of completion of the merger.

STOCKHOLDER AGREEMENTS

     In connection with the execution of the merger agreement, each director and senior officer of Advance entered into a stockholder agreement with Parkvale Savings Bank in the form attached to the merger agreement. Under these agreements, these individuals agreed to vote all of their shares of Advance common stock (excluding shares held in a fiduciary capacity under an ERISA plan) in favor of the merger of Advance and against the approval of any other agreement providing for the acquisition of

Advance or all or substantially all of its assets. Pursuant to these agreements, these individuals also agreed not to transfer their shares of Advance common stock prior to the Annual Meeting of Stockholders of Advance called to approve and adopt the merger agreement, except for transfers in limited circumstances. These agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

DISSENTERS' RIGHTS OF APPRAISAL

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to demand an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. ADVANCE STOCKHOLDERS ELECTING TO RECEIVE APPRAISAL RIGHTS MUST COMPLY WITH THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, A COPY OF WHICH IS ATTACHED AS APPENDIX C HERETO, IN ORDER TO PERFECT THEIR RIGHTS. ADVANCE WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by an Advance stockholder in order to dissent from the merger and perfect the stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     Section 262 requires that Advance notify stockholders not less than twenty days before the annual meeting to vote on the approval and adoption of the merger agreement that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Advance's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

     o You must deliver to Advance a written demand for appraisal of your shares of common stock of Advance before December 14, 2004, which is the date the vote on the approval and adoption of the merger agreement will be initially taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the proposal to approve and adopt the merger agreement. Voting against or failing to vote for the proposal to approve and adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

     o You must not vote in favor of the approval and adoption of the merger agreement. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the approval and adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     o You must continuously hold your shares of Advance through the effective date of the merger.

     If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Advance common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of Advance common stock.

     All demands for appraisal should be addressed to Florence K. McAlpine, Secretary, Advance Financial Bancorp, 1015 Commerce Street, Wellsburg, West Virginia 26070 before the vote on the approval and adoption of the merger agreement is taken at the annual meeting, and should be executed by, or on behalf of, the record holder of the shares of Advance common stock. The demand must reasonably inform Advance of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares. TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF ADVANCE COMMON STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF
RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of Advance common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within ten days after the effective date of the merger, Parkvale must give written notice that the merger has become effective to each Advance stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the approval and adoption of the merger agreement. Within 120 days after the effective date, either Parkvale or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Parkvale does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

     At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Advance common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Parkvale, Parkvale will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After  determination  of the  stockholders  entitled to  appraisal of their shares of Advance common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares. In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon Parkvale and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Advance common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

     In view of the complexity of Section 262, Advance stockholders who wish to dissent from the merger and pursue appraisal rights may wish to consult their legal advisors.

                      MARKET FOR COMMON STOCK AND DIVIDENDS

     The Advance common stock currently is traded on the NASDAQ SmallCap Market under the symbol "AFBC."

     As of the record date, there were 1,383,392 shares of Advance common stock outstanding, which were held by approximately 395 holders of record. Such number of stockholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

     The following table sets forth during the periods indicated the high and low sales prices of the Advance common stock as reported on the NASDAQ SmallCap Market and the dividends declared per share of Advance common stock.
                                                                   DIVIDENDS
      DATE                                        HIGH ($) LOW ($)  DECLARED ($)
      --------------------------------------------------------------------------

      July 1, 2002 to September 30, 2002          12.46    11.13     0.08
      October 1, 2002 to December 31, 2002        12.59    11.67     0.08
      January 1, 2003 to March 31, 2003           14.21    12.69     0.08
      April 1, 2003 to June 30, 2003              15.93    14.17     0.10
      July 1, 2003 to September 30, 2003          17.33    14.40     0.10
      October 1, 2003 to December 31, 2003        21.75    16.70     0.10
      January 1, 2004 to March 31, 2004           18.98    17.00     0.10
      April 1, 2004 to June 30, 2004              18.41    17.25     0.10
      July 1, 2004 to September 30, 2004          26.75    17.25     0.10
      October 1, 2004 to November 2, 2004         25.80    25.75       --

     Advance's ability to pay dividends to stockholders is dependent upon the dividends it receives from Advance Financial Savings Bank. Advance Financial Savings Bank may not declare or pay a cash dividend on any of its stock if the effect thereof would cause Advance Financial Savings Bank's regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the conversion, or (2) the regulatory capital requirements imposed by the OTS.

     Pursuant to the merger agreement, Advance may pay a quarterly dividend of $0.10 per share for each full calendar quarter prior to the effective time but no dividends may be paid for a partial quarter. See "The Merger -- Conduct Pending the Merger," on page 23.


                CERTAIN BENEFICIAL OWNERS OF ADVANCE COMMON STOCK

     The following table sets forth the beneficial ownership of the Advance common stock as of the record date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to Advance to be the beneficial owner of more than 5% of the issued and outstanding Advance common stock on the record date, (ii) each director of Advance, (iii) certain executive officers of Advance and (iv) all directors and executive officers of Advance as a group. Unless otherwise indicated, the address of each such beneficial owner is 1015 Commerce Street, Wellsburg, West Virginia 26070. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Advance common stock at the record date.

                                                                                            PERCENT OF SHARES OF
                                                              AMOUNT AND NATURE OF          ADVANCE COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP            OUTSTANDING (%)
------------------------------------                          --------------------          --------------------
Advance Financial Savings Bank
Employee Stock Ownership Plan ("ESOP")
1015 Commerce Street

Wellsburg, West Virginia 26070 (1)                                   128,550                        9.3%

Jeffrey L. Gendell
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166 (2)                                         138,450                       10.0%

J. David Rosenberg
3436 Vista Avenue
Cincinnati, Ohio 45208 (3)                                            85,003                        6.1%

Stephen M. Gagliardi
1015 Commerce Street
Wellsburg, West Virginia                                              76,353                        5.4%

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Kelly M. Bethel                                                        4,478 (4)(5)                 *
William E. Watson                                                     35,782 (4)(5)                 2.6%
Frank Gary Young                                                      24,532 (4)(5)                 1.8%
Walker Peterson Holloway, Jr.                                          5,628 (4)(5)                 *
John R. Sperlazza                                                     38,541 (4)(5)                 2.8%
Dominic J. Teramana, Jr.                                               3,128 (4)(5)                 *
William B. Chesson                                                    18,532 (4)(5)                 1.3%
Stephen M. Gagliardi                                                  76,353 (4)(5)                 5.4%

All Directors and Executive Officers
   As a Group (12 Persons)                                             275,053      (5)            18.5%

---------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan participants with funds borrowed from Advance. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The board of directors of Advance Financial Savings Bank has appointed a committee consisting of non-employee directors Chesson, Holloway, Sperlazza, Teramana, Watson, Young and Bethel to serve as the ESOP administrative committee ("ESOP Committee") and to serve as the ESOP trustees ("ESOP Trustee"). The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustee as directed by the ESOP Committee. As of the record date, 97,434 shares have been allocated under the ESOP to participant accounts.
(2) The information as to Jeffrey L. Gendell, Tontine Financial Partners, L.P., and Tontine Management, L.L.C., (collectively, the "Reporting Persons"), is derived from an amended Schedule 13G, dated February 6, 2004, which states that the Reporting Persons, through certain of its affiliates, had shared voting power and shared dispositive power with regard to 138,450 shares.

                                       40

(3) The information as to J. David Rosenberg is derived from a Schedule 13G, dated September 26, 2001, which states that J. David Rosenberg has sole voting and dispositive power with regard to 85,003 shares.
(4) Excludes 128,550 shares of Advance common stock held under the ESOP for which such individual serves as a member of the ESOP Committee and ESOP Trust. Such individual disclaims beneficial ownership with respect to shares held in a fiduciary capacity.
(6) The share amounts include shares of Advance common stock that the following persons may acquire through the exercise of stock options within 60 days of November 2, 2004: John R. Sperlazza - 9,487 shares, William B. Chesson - 9,487, Stephen M. Gagliardi - 40,666 shares,
         William E. Watson - 9,487 shares, Frank Gary Young - 9,487 shares, Kelly M. Bethel - 1,628 shares, Dominic J. Teramana, Jr. - 1,628 shares, Walker Peterson Holloway, Jr. - 1,628 shares and other executive officers of Advance - 17,500.
*        Less than 1% of the Advance common stock outstanding.

                        PROPOSAL 2: ELECTION OF DIRECTORS

     The Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members, each of whom also serves as a director of Advance Financial Savings Bank.

     Kelly M. Bethel, William E. Watson and Frank Gary Young (the "Nominees") have been nominated by the Board of Directors to serve as directors. The Nominees are currently members of the Board and have been nominated for three-year terms to expire upon completion of the merger or in 2007 if the merger is not completed.

     The persons named as proxies in the enclosed proxy card intend to vote for the election of the persons listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur on the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such persons as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there are no substitute nominees, the size of the Board of Directors may be reduced.

     The following table sets forth information with respect to the Nominees and the other sitting directors, including for each their name, age and the expiration date of their current term as a director.

                                                                    CURRENT TERM
NAME                          AGE(1) POSITION WITH COMPANY            TO EXPIRE
--------------------------------------------------------------------------------

Kelly M. Bethel                 44   Director                             2004

William E. Watson               68   Director                             2004

Frank Gary Young                66   Director                             2004

Walker Peterson Holloway, Jr.   55   Director                             2005

John R. Sperlazza               66   Director                             2005

Dominic J. Teramana, Jr.        60   Director                             2005

William B. Chesson              68   Director                             2006

Stephen M. Gagliardi            56   President, Chief Executive Officer   2006
                                     and Director

____________
(1) As of June 30, 2004.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information with respect to the directors, including director nominees and executive officers of Advance. All directors and executive officers have held their present positions for five years unless otherwise stated.

     KELLY M. BETHEL is the real estate appraiser and president of the Bethel Agency located in Steubenville, Ohio. Mr. Bethel is a member of the Steubenville Board of Realtors, the Ohio Association of Realtors and the National Association of Realtors.

     WILLIAM E. WATSON is an attorney in Wellsburg, West Virginia and has practiced law since 1961. Mr. Watson also serves as counsel for Advance Financial Savings Bank. He is the chancellor (general counsel) of the West Virginia Conference United Methodist Church, chairman of the Board of Trustees of West Virginia Wesleyan College and chairman of the Administrative Board of Wellsburg United Methodist Church.

     FRANK GARY YOUNG is the former director of the Brooke Hills Park in Wellsburg, West Virginia and is also a member of the board of directors of Healthways Inc. located in Brooke County, West Virginia. Mr. Young is the former sheriff of Brooke County and prior to 1980, was the owner of Young's Market.

     WALKER PETERSON HOLLOWAY, JR. is a senior vice president of Hazlett, Burt & Watson, Inc., a regional brokerage headquartered in Wheeling, West Virginia. He serves on the boards of Oglebay Institute, West Virginia Northern Community College Foundation, and Tuberculosis Association of

Ohio County. He is past president of the Wheeling Rotary Club. Previously he was a member of West Virginia Aeronautics Commission and the West Virginia Business Foundation.

     JOHN R. SPERLAZZA is retired and was a co-owner of trucking, mining and coal companies.

     DOMINIC J. TERAMANA, JR. is president of Century 21 Teramana-Westling, Inc. in Steubenville, Ohio and managing officer of Teramana Enterprises and Hollywood Center, Inc., also in Steubenville, Ohio. He is a member of the Steubenville Board of Realtors, Steubenville Area Chamber of Commerce, Brooke, Hancock, and Jefferson Regional Planning Commission, and the Trinity Hospital Board of Directors.

     WILLIAM B. CHESSON is the retired president of the Jefferson County Chamber of Commerce.

     STEPHEN M. GAGLIARDI is the president and chief executive officer of Advance Financial Savings Bank and Advance. Mr. Gagliardi is trustee and treasurer of the Christ Episcopal Church of Wellsburg. He is the past director of the West Virginia Appraiser Licensing and Certification Board and past president of the Brooke County Rotary and the Brooke County United Way.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     STEVEN D. MARTINO is vice president of Advance and is senior vice president and chief operating officer of Advance Financial Savings Bank. Mr. Martino is a member of the board of directors of the Brooke County United Way, a member of the advisory board of the West Liberty State College School of Business, and the past president of the Wellsburg Chamber of Commerce. He is also a real estate appraiser licensed by the State of West Virginia.

     STEPHEN M. MAGNONE has been treasurer of Advance and vice president and chief financial officer of Advance Financial Savings Bank since September 1998. Prior to September 1998, Mr. Magnone was employed for twelve years with the CPA firm of S.R. Snodgrass, A.C., and prior to his departure from the firm, Mr. Magnone held the position of vice president. Mr. Magnone currently serves on the corporate board of the Weirton Medical Center, Inc. and also as a member of the medical center's finance committee. He is a past president of the Weirton Rotary Club and has served on numerous committees of the Weirton Area Chamber of Commerce. Mr. Magnone has been a CPA since 1986 and holds active memberships in the American Institute of Certified Public Accountants and the West Virginia Society of CPAs.

     MARC A. DESANTIS is vice president of investor relations of Advance and is senior vice president of Advance Financial Savings Bank in charge of the business division. Previous to his appointment as senior vice president of Advance Financial Savings Bank, Mr. DeSantis served as the vice president of Branch Administration. Mr. DeSantis is president of the Steubenville Country Club, is president of the Family Service Association of Steubenville, and serves as an ambassador for the Jefferson County Chamber of Commerce.

     FLORENCE K. MCALPINE is corporate secretary of Advance and is assistant vice president of operations of Advance Financial Savings Bank.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and non-cash compensation awarded to or earned by the chief executive officer. No other executive officer of either Advance Financial Savings Bank or Advance had a salary and bonus for the three fiscal years then ended, that exceeded $100,000 for services rendered in all capacities to Advance Financial Savings Bank or Advance.

                                                 ANNUAL COMPENSATION
                                                 -------------------
NAME AND                       FISCAL                                   OTHER ANNUAL           ALL OTHER
PRINCIPAL POSITION              YEAR     SALARY ($)    BONUS ($)     COMPENSATION ($)(1)    COMPENSATION($)
-------------------             -----    ----------    ---------     -------------------    ---------------
Stephen M. Gagliardi            2004      140,743       15,000              16,613             13,632 (2)
  President and Chief           2003      142,637       15,000              15,313             13,375
  Executive Officer             2002      120,366       12,500              13,893             13,760

----------------------------
(1) For 2004, 2003 and 2002, other annual compensation consisted of directors fees of $13,800, $13,400, and $11,700, respectively, and an automobile allowance of $2,813, $1,913, and $2,193, respectively.
(2) For the year ended June 30, 2004, consisted of a contribution of $258 for term life insurance, a matching contribution of $4,515 to the 401(k) plan, and 1,329 shares of stock allocated under the ESOP at a total cost of $8,860. (At June 30, 2004, the ESOP shares had an aggregate market value of $24,228).

OTHER BENEFITS

     EMPLOYMENT AGREEMENT. Advance Financial Savings Bank entered into an employment agreement with Stephen M. Gagliardi, President and Chief Executive Officer of Advance Financial Savings Bank (the "Agreement"). The Agreement has a three-year term. Under the Agreement, Mr. Gagliardi's employment may be terminated by Advance Financial Savings Bank for "just cause" as defined in the Agreement. If Advance Financial Savings Bank terminates Mr. Gagliardi without just cause, Mr. Gagliardi will be entitled to a continuation of his salary from the date of termination through the remaining term of the Agreement but not less than one year's salary. In the event of the termination of employment in connection with any change in control of Advance Financial Savings Bank during the term of the Agreement, Mr. Gagliardi will be paid in a lump sum an amount equal to 2.99 times his five year average taxable compensation. In the event of a change in control at June 30, 2004, Mr. Gagliardi would have been entitled to a lump sum payment of approximately $505,245.

     STOCK AWARDS. The following table sets forth information with respect to previously awarded stock options to purchase the Common Stock granted in 1998 to Mr. Gagliardi and held by him as of June 30, 2004. Advance has not granted to Mr. Gagliardi any stock appreciation rights.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES
                         -------------------------------------------------------------------------

                                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              SHARES                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                             ACQUIRED ON         VALUE           OPTIONS AT FY-END (#)              AT FY-END ($)
NAME                         EXERCISE (#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----                       - -------------   --------------    -------------------------    -------------------------
Stephen M. Gagliardi            --               --               40,666 / 0                   $195,197 / $ 0

-----------------------
(1) Based upon an exercise price of $12.50 per share and estimated market price of $17.30 at June 30, 2004.

DIRECTOR COMPENSATION

     In the fiscal year ended June 30, 2004 members of the Board of Directors received a monthly retainer of $700 and a meeting fee of $300 for the period July to December 2003. For the period January to June 2004, a $500 meeting fee was paid for each board meeting attended and $100 for each committee meeting attended. For the fiscal year ended June 30, 2004, total fees paid by Advance Financial Savings Bank to Directors were $125,800.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 2004, the Board of Directors held a total of 14 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees during the period of his service. In addition to other committees, as of June 30, 2004, Advance had a Compensation and Benefits Committee and an Audit Committee.

     The Nominating Committee consists of the Board of Directors of Advance. In selecting the nominees of the Board of Directors, the Nominating Committee is not required to consider persons recommended by stockholders of Advance. The Nominating Committee, which is not a standing committee, met once during the 2004 fiscal year.

     The Compensation and Benefits Committee is comprised of directors Bethel, Young, Sperlazza, Chesson, and Watson. This standing committee establishes Advance Financial Savings Bank's salary budget, director and committee member fees, and employee benefits provided by Advance Financial Savings Bank for approval by the Board of Directors. The Committee met once during the 2004 fiscal year.

     The Audit Committee is comprised of directors Chesson, Sperlazza, Teramana, Holloway and Young. Each of the members of the Audit Committee is independent in accordance with the listing requirements for Nasdaq Stock Market issuers. No member of the committee has been designated as an audit committee financial expert as defined by the regulations of the Securities and Exchange Commission because none has the qualifications to be so designated. The Board of Directors has adopted a written audit committee charter, which was attached to the 2003 proxy statement as an appendix. The Audit Committee is a standing committee and reports to the Board of Directors. Its primary function is to assist the board in fulfilling its responsibility to stockholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Audit Committee met four times during the 2004 fiscal year.

DIRECTOR NOMINATION PROCESS

     Advance does not have a standing nominating committee. The independent directors of Advance serve the functions of a nominating committee by selecting the management's nominees for election as directors in accordance with Advance's bylaws. As defined by Nasdaq, each of the eight current directors other than William E. Watson and Stephen M. Gagliardi, is an independent director. The independent directors met once during the year ended June 30, 2004 in this capacity. The board feels it is appropriate for independent directors to serve this function with out forming a standing committee because Advance has a relatively small board, making action by committee unnecessary for purposes of managing nominations. Because there is not a standing committee, Advance does not have a nominating committee charter.

         Advance does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential board nominees includes soliciting recommendations from directors and officers of Advance and Advance Financial Savings Bank. Additionally, the board will consider persons recommended by stockholders of Advance in selecting the board's nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by stockholders are evaluated.

     To be considered in the selection of board nominees, recommendations from stockholders must be received by Advance in writing at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as board nominees should meet the director qualification standards set forth in Article III, Sections 15 to 18 of Advance's bylaws, which require that (i) directors must be stockholders of Advance, beneficially owning at least 1,000 shares; (ii) directors of Advance must maintain a permanent primary domicile within sixty miles of Advance's office in Wellsburg, West Virginia; (iii) directors may not serve as a management official of another depository institution or depository institution holding company as those terms are defined in the regulations of the Office of Thrift Supervision; and (iv) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The board also believes potential directors should be knowledgeable about the business activities and market areas in which Advance and its subsidiaries engage.

     The good  character and integrity  requirement  is embodied in Article III,
Section 18, which states that a person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director under clauses (1), (2) or (3).

STOCKHOLDER COMMUNICATIONS

     The Board does not have a formal process for stockholders to send communications to the board. In view of the infrequency of stockholder communications to the board, the board does not believe that a formal process is necessary. Written communications received by Advance from stockholders are shared with the full board no later than the next regularly scheduled board meeting. The board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the board members attended the 2003 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

     REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT. The Audit Committee reviewed and discussed the audited financial statement for the year ended June 30, 2004 with the management of Advance.

     REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANT. The Audit Committee discussed with S.R. Snodgrass, A.C. ("S.R. Snodgrass"), Advance's independent accountants, the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with S.R. Snodgrass its independence.

     RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN ANNUAL REPORT. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advance's Annual Report on Form 10-KSB for the year ended June 30, 2004, for filing with the Securities and Exchange Commission.

                                              AUDIT COMMITTEE:
                                              William B. Chesson, Chairman
                                              W. Peterson Holloway, Jr.
                                              John R. Sperlazza
                                              Dominic J. Teramana, Jr.
                                              Frank Gary Young

PRINCIPAL ACCOUNTING FEES AND SERVICES

     Effective July 30, 2002, the Exchange Act was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be approved by the issuer's audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the issuer's audit committee. Advance's Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services.

     All of the services listed below for 2003 and 2004 were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

     AUDIT FEES. The aggregate fees billed by S.R. Snodgrass for professional services rendered for the audit of Advance's annual consolidated financial statements and for the review of the consolidated financial statements included in Advance's Quarterly Reports on Form 10-QSB for the fiscal years ended June 30, 2004 and 2003 were $34,500 and $32,000, respectively.

     AUDIT RELATED FEES. There were no fees billed by S.R. Snodgrass for assurance and related services related to the performance of the audit of Advance's annual financial statements and to the review of the financial statements in Advance's Form 10-QSB filings for the years ended June 30, 2004 and 2003.

     TAX FEES. The aggregate fees billed by S.R. Snodgrass for professional services rendered for tax compliance, tax advice and tax planning for the years ended June 30, 2004 and 2003 were $7,700 and $7,000, respectively. Such tax-related services consisted in both years of tax return preparation and consultation.

     ALL OTHER FEES. The aggregate fees billed by S.R. Snodgrass for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" totaled $-0- and $4,250, respectively, for the years ended June 30, 2004 and 2003, and consisted of consultations of tax valuations related to business combinations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Advance's directors and executive officers to file reports of ownership and changes in ownership of their equity securities of Advance with the Securities and Exchange Commission and to furnish Advance with copies of such reports. To the best of Advance's knowledge, all of the filings by its directors and executive officers were made on a timely basis during the 2004 fiscal year. Advance is not aware of other beneficial owners of more than ten percent of the Advance common stock.


               PROPOSAL 3: RATIFICATION OF INDEPENDENT ACCOUNTANTS

     S.R. Snodgrass was Advance's independent public accountants for the 2004 fiscal year. The Board of Directors has appointed S.R. Snodgrass to be its accountants for the fiscal year ending June 30, 2005, subject to ratification by Advance's stockholders. A representative of S.R. Snodgrass is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

     RATIFICATION OF THE APPOINTMENT OF THE ACCOUNTANTS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF ADVANCE AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF S.R. SNODGRASS AS ADVANCE'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

                SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Any proposal which a stockholder wishes to have included in the proxy materials of Advance relating to the next annual meeting of stockholders of Advance, which will only be held if the merger is not consummated prior thereto, must be received at the principal executive offices of Advance, 1015 Commerce Street, Wellsburg, West Virginia 26070, Attention: Florence K. McAlpine, Secretary, no later than July 15, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Shareholder proposals which are not submitted for inclusion in Advance's proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to Advance's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement  thereto) given by or at the direction of the board of directors,  or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary of Advance. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Advance not later than 90 days prior to the anniversary date of the mailing of proxy materials by Advance in connection with the immediately preceding annual meeting of stockholders. A stockholder's notice to the corporate secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on Advance's books, of the stockholder proposing such business, (c) the class and number of shares of Advance which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of Advance, a stockholder's notice must be received by Advance no later than August 14, 2005.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     This proxy statement and the documents accompanying this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Advance or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, Advance's management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of Advance with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in Advance's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 and other filings with the Securities and Exchange Commission, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

                       WHERE YOU CAN FIND MORE INFORMATION

     Advance files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by Advance at the Commission's public reference room in Washington, D.C., which is located at the following address: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms. Advance's Commission filings are also available to the public from document retrieval services and at the Commission's Internet website (http://www.sec.gov).

                                                                      APPENDIX A


                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 1, 2004 ("Agreement"), among Parkvale Financial Corporation ("Parkvale"), a Pennsylvania corporation, Parkvale Savings Bank (the "Bank"), a Pennsylvania chartered savings bank and a wholly-owned subsidiary of Parkvale, Advance Financial Bancorp ("Advance"), a Delaware corporation, and Advance Financial Savings Bank ("Advance Savings"), a federally-chartered savings bank and wholly-owned subsidiary of Advance.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Parkvale, the Bank, Advance and Advance Savings have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the willingness of Parkvale to enter into this Agreement, the directors and executive officers of Advance
(the "Advance Stockholders") are concurrently entering into a Stockholder Agreement with Parkvale (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such directors agree to vote their shares of Advance Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger, a copy of which is attached hereto as Exhibit B (the "Agreement of Merger"), between Advance and Advance Acquisition Corp. ("Interim"), a Delaware corporation to be formed as a wholly-owned subsidiary of Parkvale in connection with the transactions contemplated hereby, at the Effective Time (as defined in Section 1.05 hereof), Interim shall be merged with and into Advance in accordance with Section 251 of the Delaware General Corporation Law ("DGCL") (the "Merger"), with Advance as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or immediately following consummation of the Merger, the parties hereto will cause Advance Savings to be merged with and into the Bank, with the Bank as the resulting institution (the "Bank Merger"). Simultaneously with or as soon as practicable after the Bank Merger, the Surviving Corporation shall be merged with and liquidated into Parkvale (the "Liquidation") in accordance with an Agreement and Plan of Liquidation, the form of which is attached hereto as Exhibit C.

         1.02  Effect of the  Merger.  As of the  Effective  Time (as defined in
Section 1.05 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of Advance and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of Advance and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Advance and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Advance or Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Advance or Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Advance or Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.04.

         1.03 Certificate of Incorporation and Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of Advance shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         1.04 Directors and Officers. As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation. The directors of Advance and/or Advance Savings shall resign as of the Effective Time.

         1.05 Effective Time. The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 251 of the DGCL, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Parkvale or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Parkvale, the Bank, Advance and Advance Savings the certificates and other documents required to be delivered under Article V hereof.

         1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Parkvale, with the prior written consent of Advance, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal income tax consequences to the stockholders of Advance as a result of such modification, (ii) the Merger Consideration (as defined below) to be paid to holders of Advance Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

         1.07 Conversion of Advance Common Stock and Options. As of the Effective Time, each share of common stock, par value $0.0667 per share, of Advance (the "Advance Common Stock," which shall include the rights issued by Advance pursuant to the Rights Agreement dated July 17, 1997, as amended, between Advance and American Securities Transfer & Trust, Incorporated, as Rights Agent, relating to Advance's Junior Participating Preferred Stock, Series A, par value $.10 per share (the "Advance Rights Agreement")), issued and outstanding immediately prior to the Effective Time (other than shares (i) as to which dissenters' rights have been asserted and duly perfected in accordance with the DGCL ("Dissenting Shares"), (ii) under the Advance Restricted Stock Plan ("RSP") which have not been allocated, and (iii) held by Advance (including treasury shares) or Parkvale or the Bank other than in a fiduciary capacity, which shares shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from Parkvale, $26.00 in cash (the "Merger Consideration") in accordance with Section 1.08 hereof. At or immediately prior to the Effective Time, each outstanding option to purchase Advance Common Stock issued by Advance and as described on Advance Disclosure
Schedule 2.02 ("Advance Option"), shall be cancelled, and each holder of any such Advance Option, whether or not then vested or exercisable, shall be entitled to receive from Advance immediately prior to the Effective Time for each Advance Option an amount determined by multiplying (i) the excess of the Merger Consideration over the applicable exercise price per share of such Advance Option by (ii) the number of shares of Advance Common Stock subject to such Advance Option ("Option Consideration"). The payment of the Option Consideration referred to in the immediately preceding sentence to holders of Advance Options shall be subject to the execution by any such holder of such instruments of cancellation as Advance and Parkvale may reasonably deem appropriate. Advance may make necessary tax withholdings from the Option Consideration as it deems appropriate. The aggregate consideration to be paid for the conversion of all outstanding shares of Advance Common Stock is hereinafter referred to as the "Aggregate Merger Consideration."

         1.08     Exchange Procedures

         (a) Immediately prior to the Effective Time, Parkvale shall deposit in trust with an exchange agent designated by Parkvale and reasonably acceptable to Advance (the "Exchange Agent") cash in an amount equal to the Aggregate Merger Consideration. No later than five business days following the Effective Time, Parkvale shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Advance Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Advance Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Advance Common Stock in exchange for the consideration set forth in Section 1.07 hereof deliverable in respect thereof pursuant to this Agreement. Within five business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to which such former holder is entitled to each former Advance stockholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent reasonably may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

         (b) Each outstanding certificate which prior to the Effective Time represented Advance Common Stock (other than Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence the right to receive the Merger Consideration. After the Effective Time, there shall be no further transfer on the records of Advance of certificates representing shares of Advance Common Stock and if such certificates are presented to Advance for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.

         (c) Parkvale shall not be obligated to deliver the Merger Consideration to which a holder of Advance Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Advance Common Stock for exchange as provided in this Section 1.08, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Parkvale. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing Advance Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) Any portion of the Aggregate Merger Consideration delivered to the Exchange Agent by Parkvale pursuant to Section 1.07 that remains unclaimed by the stockholders of Advance for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parkvale. Any stockholders of Advance who have not exchanged their shares of Advance Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to Parkvale for the consideration deliverable in respect of each share of Advance Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Advance Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parkvale (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parkvale and the Exchange Agent shall be entitled to rely upon the stock transfer books of Advance to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Parkvale and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.09 Withholding Rights. Parkvale (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Advance Common Stock such amounts as Parkvale is required under the Internal Revenue Code of 1986, as amended ("Code"), or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be withheld in accordance with the Code and other applicable laws and regulations and shall be treated for all purposes of this Agreement as having been paid to the holder of Advance Common Stock in respect of which such deduction and withholding was made by Parkvale.

         1.10 Dissenting Shares. Each outstanding share of Advance Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. Advance shall give Parkvale prompt notice upon receipt by Advance of any such written demands for payment of their fair value of such shares of Advance Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"). Any payments made in respect of Dissenting Shares shall be made by Parkvale. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, each such holder's shares of Advance Common

Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

         1.11 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Advance acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Advance and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Advance or otherwise to take any and all such action.

         1.12 Interim Shares. Each outstanding share of common stock of Interim, $.01 par value per share ("Interim Common Stock"), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF ADVANCE
                               AND ADVANCE SAVINGS

         References to "Advance Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II and Article IV hereof, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered by Advance to Parkvale. Advance and Advance Savings hereby represent and warrant to Parkvale and the Bank as follows as of the date hereof:

         2.01     Corporate Organization.

         (a) Advance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Advance has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined below).

Advance is registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). Advance Disclosure Schedule 2.01(a) sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Advance as in effect on the date hereof.

         For purposes of this Agreement, the term "Material Adverse Effect", when applied to a party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, results of operation or financial performance of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement in a timely fashion; provided, however, that a "Material Adverse Effect" shall not be deemed to include the impact of (a) actions or omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated by this Agreement, (b) changes in banking and similar laws or regulations of general applicability or interpretations thereof by courts or governmental authorities, (c) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks, savings associations and bank or thrift holding companies generally, (d) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates, or (e) the Merger and related expenses associated with the transactions contemplated by this Agreement.

         (b) The only direct or indirect subsidiaries of Advance are Advance Savings, Advance Financial Service Corporation of West Virginia and Advance Statutory Trust I (together, the "Advance Subsidiaries"). Advance Disclosure
Schedule 2.01(b)(i) sets forth true and complete copies of the Charter, Certificate of Incorporation, Bylaws or other governing documents of each of the Advance Subsidiaries as in effect on the date hereof. Each of the Advance Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, (ii) has the corporate or trust power and authority to own or lease all of its properties and assets, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Advance and Advance Savings have satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their state and/or federal regulatory agencies. Other than the Advance Subsidiaries and except as set forth in Advance Disclosure Schedule 2.01(b)(ii), Advance does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity. In addition, Advance Disclosure Schedule 2.01(b)(ii) lists the primary activities engaged in by Advance Financial Service Corporation.

         2.02 Capitalization. The authorized capital stock of Advance consists of 2,000,000 shares of Advance Common Stock, of which 1,398,373 are issued and outstanding as of the date hereof, and 500,000 shares of preferred stock, of which no shares are issued and outstanding. The 1,398,373 shares of Advance Common Stock issued and outstanding as of the date hereof include 2,931 unallocated shares of Advance Common Stock held in the RSP, and 12,050 shares of Advance Common Stock held in the RSP which were surrendered in connection with the satisfaction of tax withholding obligations by plan participants, which shares shall be cancelled as of the Effective Time. All issued and outstanding shares of capital stock of Advance, and all issued and outstanding shares of capital stock of each of the Advance Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Advance Subsidiaries are owned directly or indirectly by Advance free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for (i) an aggregate of 155,859 shares of Advance Common Stock issuable upon exercise of stock options ("Advance Options") granted pursuant to Advance's 1998 Stock Option Plan (the "Stock Option Plan") and (ii) shares of Advance's Junior Participating Preferred Stock, Series A, par value $.10 per share ("Advance Series A Preferred"), none of Advance or any of the Advance Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Advance or any of the Advance Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock. Advance Disclosure Schedule 2.02 lists each Advance Option outstanding as of the date hereof under the Stock Option Plan, as well as the name of the grantee, the date of grant, the vesting schedule and the respective exercise price with respect thereto. No shares of Advance Series A Preferred are issued and outstanding.

         2.03     Authority; No Violation; Rights Agreement.

         (a) Subject to the approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of Advance, and the receipt of all required regulatory approvals and expiration of any related waiting periods, Advance and Advance Savings have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the boards of directors of Advance and Advance Savings. Except for the adoption by Advance's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of Advance or Advance Savings are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by Advance and Advance Savings and constitutes the valid and binding obligation of Advance and Advance Savings, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Subject to the approval this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of Advance, and the receipt of all required regulatory approvals and expiration of any related waiting periods, Advance has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by Advance and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Advance. The Agreement of Merger, upon its execution and delivery by Advance, will constitute a valid and binding obligation of Advance, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Advance and Advance Savings, the execution and delivery of the Agreement of Merger by Advance, the consummation by Advance and Advance Savings of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Advance of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by Advance and Advance Savings with any of the terms or provisions hereof or compliance by Advance with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Certificate of Incorporation, Charter, Bylaws or other governing documents of Advance or any of the Advance Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained and all required waiting periods have expired, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Advance or any of the Advance Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in Advance Disclosure Schedule 2.03(c), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Advance or any of the Advance Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Advance or any of the Advance Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect. Except as set forth in Advance Disclosure Schedule 2.03(c) and for any consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission (the "SEC"), the Secretary of State of the Commonwealth of Pennsylvania, the Pennsylvania Department of Banking (the "Department"), the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), the Commissioner of Banking of West Virginia and the stockholders of Advance, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Advance or Advance Savings in connection with
(a) the execution and delivery of this Agreement by Advance and Advance Savings or the execution and delivery of the Agreement of Merger by Advance, and (b) the completion by Advance and Advance Savings of the transactions contemplated hereby or the completion by Advance of the transactions contemplated by the Agreement of Merger.

         (d) Effective prior to execution of this Agreement, Advance has taken all action necessary to amend the Advance Rights Agreement so that execution of this Agreement and the Agreement of Merger and consummation of the transactions contemplated herein and therein, including without limitation consummation of the Merger pursuant to this Agreement, shall not result in the grant of any rights to any person under the Advance Rights Agreement or enable or require any of the preferred share purchase rights thereunder to be exercised, distributed or triggered. Advance Disclosure Schedule 2.03(d) contains a copy of the amendment to the Advance Rights Agreement.

         2.04     Financial Statements.

         (a)  Advance  has  previously  delivered  to  Parkvale  copies  of  the consolidated balance sheet of Advance as of June 30, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 30, 2004, 2003 and 2002, in each case accompanied by the audit report of S.R. Snodgrass, A.C., independent public accountants. The consolidated balance sheets of Advance referred to herein, as well as the financial statements to be delivered pursuant to Section 4.04 hereof (including the related notes, where applicable), fairly present or will fairly present, in all material respects, as the case may be, the consolidated financial condition of Advance as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable), fairly present or will fairly present, as the case may be, the results of the consolidated income, changes in stockholders' equity and cash flows of Advance for the respective periods or as of the respective dates set forth therein (it being understood that Advance's interim financial statements are not audited and are not prepared with all related notes and are subject to normal year end adjustments but have been, or will be, prepared in compliance with all applicable legal and regulatory accounting requirements and reflect all adjustments which are, in the opinion of Advance, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Advance and each of the Advance Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since June 30, 2004 in the ordinary course of business and consistent with past practice, neither Advance nor any Advance Subsidiary has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, results of operations, assets or financial condition of Advance and the Advance Subsidiaries taken as a whole.

         2.05 Absence of Certain Changes or Events. (a) Except as set forth in Advance Disclosure Schedule 2.05, since June 30, 2004, (i) Advance and the Advance Subsidiaries have conducted their businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

         (b) Except as set forth in Advance Disclosure Schedule 2.05(b), neither Advance nor any Advance Subsidiary has taken or permitted any of the actions set forth in Section 4.02 hereof between June 30, 2004 and the date hereof.

         2.06 Legal  Proceedings.  Except as  disclosed  in  Advance  Disclosure
Schedule 2.06, neither Advance nor any Advance Subsidiary is a party to any, and there are no pending or, to the best knowledge of Advance and Advance Savings, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Advance or any Advance Subsidiary, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Advance and Advance Savings will not have a Material Adverse Effect. Neither Advance nor any Advance Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect.

         2.07     Taxes and Tax Returns.

         (a) Advance and each of the Advance Subsidiaries has (taking into account any extension of time within which to file which has not expired) timely filed (and until the Effective Time will so file) all returns, declarations, reports, information-returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Parkvale) and (ii) have not finally been determined. Advance and each of the Advance Subsidiaries has established
(and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable for periods ending on or prior to the Effective Time, whether or not disputed or accrued. Except as set forth in Advance Disclosure Schedule 2.07(a), (i) the federal income tax returns of Advance and each of the Advance Subsidiaries have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and
(ii) each of the state income tax returns of Advance and each of the Advance Subsidiaries have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Advance or any of the Advance Subsidiaries, nor has Advance or any of the Advance Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in Advance Disclosure Schedule 2.07(b), neither Advance nor any Advance Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Advance or any Advance Subsidiary (nor does Advance have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

         (c) Advance and each of the Advance Subsidiaries has withheld and paid all taxes (as hereinafter defined) required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

         (d) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Advance or any Advance Subsidiary.

         2.08     Employee Benefit Plans.

         (a) Each employee benefit plan or arrangement of Advance or any of the Advance Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Advance Disclosure Schedule 2.08(a) ("Advance Plans"). Advance has previously furnished to Parkvale true and complete copies of each of the Advance Plans together with (i) Schedule B forms and the most recent actuarial and financial reports prepared with respect to any qualified Advance Plans, (ii) the most recent annual reports filed with any government agency for any qualified or non-qualified plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Advance Plans.

         (b) Each of the Advance Plans has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) Neither Advance nor any of the Advance Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi- employer plan (as such term is defined in ERISA).

         (d) Except as set forth in Advance Disclosure Schedule 2.08(d), the present value of all accrued liabilities under each of the Advance Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Advance Plan, exceed the fair market value of the assets of such Advance Plan allocable to such accrued liabilities, based upon the actuarial and accounting assumptions currently utilized for such Advance Plans (as of the latest valuation date).

         (e) Neither Advance nor any of the Advance Subsidiaries, nor, to the best knowledge of Advance and Advance Savings, any trustee, fiduciary or administrator of an Advance Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Advance or any of the Advance Subsidiaries, or, to the best knowledge of Advance and Advance Savings, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by Section 4975.

         (f) No Advance Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Advance Plan subject to Title IV of ERISA, as that term is defined in Section 4043(b) of ERISA.

         (g) No Advance Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (h) Each of the Advance Plans which is intended to be a qualified plan under Section 401(a) of the Code received a favorable determination letter issued by the IRS to the effect that such plan is qualified under Section 401(a) of the Code and the trust associated with such plan is tax exempt under Section 501 of the Code, and Advance is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

         (i) Neither Advance nor any of the Advance Subsidiaries has any obligations for retiree health and life benefits under any Advance Plans other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Advance or Advance Savings may amend or terminate any such Advance Plan at any time without incurring any liability thereunder.

         (j) Except as set forth on Advance Disclosure Schedule 2.08(j), none of the execution of this Agreement, stockholder approval of this Agreement or consummation of the transactions contemplated hereby will (A) entitle any employees of Advance or any Advance Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Advance Plans, (C) result in any breach or violation of, or a default under, any of the Advance Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         2.09     Securities Documents and Regulatory Reports.

         (a) Advance has previously delivered or made available to Parkvale a complete copy of, and Advance Disclosure Schedule 2.09(a) lists, each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by Advance to its stockholders as a class since January 1, 2001. Each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 2001, Advance and each of the Advance Subsidiaries has duly filed with the OTS, in materially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Advance has delivered or made available to Parkvale accurate and complete copies of such reports. Advance Disclosure Schedule 2.09 lists all examinations of Advance or of the Advance Subsidiaries conducted by the applicable regulatory authorities since January 1, 2001 and the dates of any responses thereto submitted by Advance or Advance Savings. In connection with the most recent examinations of Advance or the Advance Subsidiaries by the applicable regulatory authorities, neither Advance nor any of the Advance Subsidiaries were required to correct or change any action, procedure or proceeding which Advance or such Advance Subsidiaries believe has not been now corrected or changed as required.

         2.10     Compliance with Applicable Law.

         (a) Advance and each of the Advance Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Advance and the Advance Subsidiaries, no suspension or cancellation of any of the same is threatened.

         (b) Neither Advance nor any of the Advance Subsidiaries is in violation of its Certificate of Incorporation, Charter, Bylaws or other governing documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect, and neither Advance nor any Advance Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Advance or any Advance Subsidiary is in violation of any of the foregoing which violation could reasonably be expected to have a Material Adverse Effect. Neither Advance nor any Advance Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks or savings associations issued by governmental authorities), and neither of them have received any written communication requesting that it enter into any of the foregoing.

         2.11     Deposit Insurance and Other Regulatory Matters.

         (a) The deposit accounts of Advance Savings are insured by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Advance Savings has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Advance Savings is a member in good standing of the Federal Home Loan Bank ("FHLB") of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

         (c) As of the date hereof, neither Advance nor Advance Savings is aware of any reasons relating to Advance or Advance Savings why all consents and approvals shall not be received from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated hereby. Furthermore, Advance Savings' most recent Community Reinvestment Act rating is not less than satisfactory.

         2.12     Certain Contracts.

         (a) Except as disclosed in Advance Disclosure Schedule 2.12(a), neither Advance nor any Advance Subsidiary is a party to, is bound by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by Advance or any Advance Subsidiary (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Advance or any Advance Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Advance or any of the Advance Subsidiaries, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Advance or any of the Advance Subsidiaries upon execution of this Agreement and the Agreement of Merger or upon or following consummation of the transactions contemplated by this Agreement or the Agreement of Merger (either alone or in connection with the occurrence of any additional acts or events),
(v) any agreement, arrangement or understanding to which Advance or any of the Advance Subsidiaries is a party or by which any of the same is bound which limits the freedom of Advance or any of the Advance Subsidiaries to compete in any line of business or with any person, other than any such limitations set forth in laws or regulations of general applicability to thrift holding companies and their subsidiaries, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to Advance's annual, quarterly or current reports under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which Advance or any of the Advance Subsidiaries is a party and which is material to the business, results of operations, assets or financial condition of Advance and the Advance Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) Neither Advance nor any Advance Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance by Advance or any Advance Subsidiary.

         (c) Neither Advance nor any Advance Subsidiary is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included in Advance's audited financial statements at and for the year ended June 30, 2004 and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives."

         2.13     Properties and Insurance.

         (a) All real and personal property owned by Advance or any of the Advance Subsidiaries or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Advance and the Advance Subsidiaries in the ordinary course of business consistent with their past practices. Advance and each of the Advance Subsidiaries has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Advance's consolidated balance sheet as of June 30, 2004, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2004), subject to no encumbrances, liens, mortgages, securities interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, securities interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, assets or financial condition of Advance and the Advance Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Advance and the Advance Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Advance and the Advance Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right in a way that would have a Material Adverse Effect. Advance Disclosure Schedule 2.13(a) sets forth an accurate listing of each lease pursuant to which Advance or any Advance Subsidiary acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

         (b) The business operations and all insurable properties and assets of Advance and the Advance Subsidiaries are insured for its benefit against all risks which, in the reasonable judgment of the management of Advance and Advance Savings, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Advance and Advance Savings adequate for the business engaged in by Advance and the Advance Subsidiaries. As of the date hereof, neither Advance nor any Advance Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         2.14 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C.

ss.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties" means those properties which serve as collateral for loans owned by Advance or any of the Advance Subsidiaries.

         "Other Properties Owned" means those properties owned, leased or operated by Advance or any of the Advance Subsidiaries which are not Loan Portfolio Properties.

         (a) To the best knowledge of Advance and the Advance Subsidiaries, neither Advance nor any Advance Subsidiary has been or is in violation of or liable under any Environmental Law except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect.

         (b) To the best knowledge of Advance and the Advance Subsidiaries, none of the Loan Portfolio Properties has been or is in violation of, or is the subject of liability under, any Environmental Law except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) To the best knowledge of Advance and the Advance Subsidiaries, none of the Other Properties Owned is the subject of liability under or has been or is in violation of, any Environmental Law.

         (d) To the best knowledge of Advance and the Advance Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

         (e) Advance Disclosure Schedule 2.14(e) lists (i) any environmental studies which have been undertaken by, or on behalf of, Advance or any Advance Subsidiary with respect to the Other Properties Owned and (ii) and correspondence known to Advance or any Advance Subsidiary with respect to the Other Properties Owned and issues related to Environmental Laws.

         2.15 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Advance's consolidated balance sheets included in the consolidated financial statements referred to in Section 2.04 hereof is, in the opinion of Advance's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section
2.04 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

         2.16 Minute Books. Since January 1, 2001, the minute books of Advance and each Advance Subsidiary contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Board of Directors) and stockholders in all material respects.

         2.17 Broker Fees. Except for Keefe, Bruyette & Woods, Inc., neither Advance nor any Advance Subsidiary or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.18 Proxy Statement Information. None of the information relating to it which is included in the proxy statement distributed by Advance to its stockholders in order to solicit their approval of this Agreement and the transactions contemplated hereby ("Proxy Statement"), as of the date such Proxy Statement is mailed to its stockholders and up to and including the date of the meeting of its stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         2.19 Transactions with Affiliates. Except as set forth in Advance Disclosure Schedule 2.19, there are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of Advance or Advance Savings (collectively, "Affiliates"), relating to, arising from or affecting Advance and Advance Savings, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of Advance or Advance Savings.

         2.20     Required Vote; Fairness Opinion.

         (a) This Agreement and the transactions contemplated hereby are required to be approved on behalf of Advance by the affirmative vote of the holders of at least a majority of the outstanding shares of Advance Common Stock at a meeting called for such purpose. No other vote of the stockholders of Advance is required by law, Advance's Certificate of Incorporation,

Advance's Bylaws or otherwise to approve this Agreement and the transactions contemplated hereby.

         (b) Advance has received a written opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, to the effect that, as of such date, the Merger Consideration to be paid to the stockholders of Advance pursuant to this Agreement is fair from a financial point of view to such holders of Advance Common Stock.

         2.21 Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Advance Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARKVALE AND THE BANK

         References to "Parkvale Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Parkvale to Advance. Parkvale and the Bank hereby represent and warrant to Advance and Advance Savings as follows as of the date hereof:

         3.01     Corporate Organization.

         (a) Parkvale is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Parkvale has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined in Section 2.01). Parkvale is registered as a savings and loan holding company under the HOLA.

         (b) The Bank is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a wholly-owned subsidiary of Parkvale. The Bank has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

         (c) At the Effective Time, Interim will be duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

         3.02     Authority; No Violation.

         (a) Parkvale and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parkvale and the Bank, and no other corporate proceedings on the part of Parkvale or the Bank are necessary to consummate the transactions so contemplated. This
Agreement has been duly and validly executed and delivered by Parkvale and the Bank and constitutes a valid and binding obligation of Parkvale and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Prior to the Effective Time, Interim will have full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. Prior to the Effective Time, the execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby will have been duly and validly approved by the Board of Directors of Interim and by Parkvale as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Parkvale and the Bank, the execution and delivery of the Agreement of Merger by Interim, the consummation by Parkvale and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by Parkvale or the Bank with any of the terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws of Parkvale, the Bank or Interim, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parkvale, the Bank or Interim or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Parkvale, the Bank or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parkvale, the Bank or Interim is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect. Except for consents and approvals of or filings or registrations with or notices to the SEC, the Secretary of State of the State of Delaware, the OTS, the Department, the FDIC and the Commissioner of Banking of West Virginia, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Parkvale, the Bank and Interim in connection with (a) the execution and delivery of this Agreement by Parkvale and the Bank or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by Parkvale and the Bank of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

         (d) As of the date hereof, neither Parkvale nor the Bank is aware of any reasons relating to Parkvale or the Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated hereby. The Bank's most recent Community Reinvestment Act rating is not less than satisfactory.

         3.03     Financial Statements.

         (a) Parkvale has previously delivered to Advance copies of the consolidated statements of financial condition of Parkvale as of June 30, 2004 and 2003, and the related consolidated statements of earnings, comprehensive income, stockholders' equity and cash flows for the years ended June 30, 2004, 2003 and 2002, accompanied by the audit report of Parente Randolph, LLC, independent certified public accountants, for fiscal 2004 and by the audit reports of Ernst & Young, independent certified public accountants, for fiscal 2003 and 2002. The consolidated statements of financial condition of Parkvale referred to herein, as well as the financial statements to be delivered pursuant to Section 4.04 hereof (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated financial condition of Parkvale as of the respective dates set forth therein, and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated earnings, stockholders' equity and cash flows of Parkvale for the respective periods or as of the respective dates set forth therein (it being understood that Parkvale's interim financial statements are not audited and are not prepared with all related notes and are subject to normal year end adjustments but reflect all adjustments which are, in the opinion of Parkvale, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 3.03 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Parkvale and the Bank are being maintained in material compliance with
applicable   legal  and   accounting   requirements   and  reflect  only  actual
transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.03 or the notes thereto or liabilities incurred since June 30, 2004 in the ordinary course of business and consistent with past practice, neither Parkvale nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

         3.04 Absence of Certain Changes or Events. Since June 30, 2004, (i) Parkvale and the Bank have conducted their businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parkvale.

         3.05 Ability to Pay Merger Consideration. Parkvale will have available to it, immediately prior to the Effective Time, sufficient cash to pay the Aggregate Merger Consideration to stockholders of Advance as set forth in
Section 1.07.

         3.06 Legal Proceedings. Neither Parkvale nor the Bank is a party to any, and there are no pending or, to the best knowledge of Parkvale and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Parkvale or the Bank, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Parkvale and the Bank are not reasonably expected to have a Material Adverse Effect. Neither Parkvale nor the Bank is a party to any order, judgment or decree which has had or is reasonably expected to have a Material Adverse Effect.

         3.07 Broker Fees. Other than fees payable to Boenning & Scattergood, Inc., neither Parkvale nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.08 Certain Information. None of the information relating to Parkvale or the Bank supplied or to be supplied by Parkvale to Advance expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Advance and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.09 Deposit Insurance. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the

FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         3.10 Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Parkvale Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         3.11     Compliance with Laws.

         (a) Parkvale and the Bank have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Parkvale and the Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither Parkvale nor the Bank is in violation of its Articles of Incorporation, Charter, Bylaws or other governing documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect, and neither Parkvale nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that Parkvale or the Bank is in violation of any of the foregoing which violation could reasonably be expected to have a Material Adverse Effect. Neither Parkvale nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks issued by governmental authorities), and neither of them have received any written communication requesting that it enter into any of the foregoing.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01 Conduct of the Business of Advance and Advance Savings. During the period from the date hereof to the Effective Time, Advance and each of the Advance Subsidiaries shall conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice. Advance and each of the Advance Subsidiaries shall use all reasonable efforts to (i) preserve their business organization intact, (ii) keep available for themselves, Parkvale and the Bank the present services of the employees of Advance and the Advance Subsidiaries, and (iii) preserve for themselves, Parkvale and the Bank the goodwill of their customers and others with whom business relationships exist.

         4.02 Negative Covenants. Advance and Advance Savings agree that from the date hereof to the Effective Time, except as otherwise approved by Parkvale in writing (which approval shall not be unreasonably withheld) or as permitted or required by this Agreement, neither Advance nor any Advance Subsidiary will:

         (i) amend or change any provision of its Certificate of Incorporation, Charter, Bylaws or other governing documents unless such amendment shall be necessary to complete the Merger, Bank Merger or Liquidation;

         (ii) change the number of shares of its authorized or issued capital stock (except upon the exercise of Advance Options as set forth in Advance Disclosure Schedule 2.02) or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Advance, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Advance or Advance Savings; provided however, that Advance shall be permitted to continue to declare and pay its regular quarterly cash dividends of $0.10 per share for each full calendar quarter prior to the Effective Time but no dividends shall be declared or paid for any partial quarterly period;

         (iv) grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of Advance or Advance Savings in effect on the date hereof and disclosed to Parkvale on Advance Disclosure Schedule 2.12(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees except for the payment and accrual of bonus compensation for calendar year 2004 as set forth in Advance Disclosure Schedule 4.02(iv) and in the case of employees, such as may be granted in the ordinary course of business and consistent with past practices and policies not to exceed 4.5% of the current salary of each respective employee;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof), any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the employee stock ownership plan of Advance ("Advance ESOP") or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice and policies;

         (vi) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

         (vii) enter into any new capital commitments or make any capital expenditures in excess of $25,000 each, and $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

         (viii) file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by changes in applicable laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in applicable laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law or regulations;

         (xi) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xii) incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased, securities sold under agreements to repurchase and FHLB advances in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.13(a).

         (xiii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (xiv) engage in any transaction with an Affiliate;

         (xv) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

         (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

         (xvii) invest in any investment securities other than United States government agencies, mortgage-backed securities and insured certificates of deposit with a maturity of two (2) years or less (7 years or less for mortgage-backed securities) or federal funds;

         (xviii) make or commit to make any commercial real estate loan to any one person or entity (together with "affiliates of such person or entity) in excess of $300,000 in the aggregate;

         (xix) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xx) agree to do any of the foregoing.

         4.03 No Solicitation. Advance and Advance Savings agree that neither they nor any of their respective officers or directors shall, and that they shall direct and use their reasonable best efforts to cause each of their employees, investment bankers, financial advisors, attorneys, accountants and other agents and representatives not to, directly or indirectly, initiate, solicit, encourage, facilitate any inquiries or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Parkvale and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Advance or any Advance Subsidiary (an "Acquisition Transaction"); provided, however, that Advance may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Advance, after receiving advice of counsel, determines in good faith that the failure to do so would or could reasonably be expected to constitute a breach of its fiduciary duties under applicable law. Advance and Advance Savings agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. Advance will promptly communicate to Parkvale the terms of any proposal which it may receive in respect of any such Acquisition Transaction.

         4.04 Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each month, each party shall provide the other party with a statement of financial condition and a statement of earnings, without related notes, for such month prepared in accordance with past practices as presented to its Board of Directors. On a monthly basis, Advance and Advance Savings shall furnish Parkvale with a report, in such detail as reasonably requested by Parkvale, indicating all loans which have been originated, purchased or sold during such period as well as all applications for loans which have been received for processing ("pipeline report") subject to Advance and Advance Savings maintaining the confidentiality of the parties associated with such applications.

         4.05     Access to Properties and Records; Confidentiality.

         (a) Advance and each of the Advance Subsidiaries shall permit Parkvale and its representatives reasonable access, upon advance notice, to their properties, and shall disclose and make available to Parkvale all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Advance and the Advance Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings (excluding minutes related to the transactions contemplated by this Agreement or other Acquisition Transactions), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (except to the extent necessary to preserve attorney-client privilege), plans affecting employees, and any other business activities or prospects in which Parkvale may have a reasonable interest. Advance and the Advance Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Advance and each of the Advance Subsidiaries will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Advance and each of the Advance Subsidiaries shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Parkvale and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         (c)  No  investigation  by  either  of  the  parties  hereto  or  their
respective   representatives  shall  affect  the  representations,   warranties,
covenants or agreements of the other party set forth herein.

         4.06     Regulatory Matters.

         (a) Each of Advance, Advance Savings, Parkvale and the Bank shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings within 30 days from the date of this Agreement and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (d) Each of Advance and Parkvale agrees that if such party shall become aware prior to the mailing date of the Proxy Statement of any information furnished by such party that would cause any of the statements in the Proxy
Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

         4.07 Approval of Stockholders. Advance will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable, but in no event later than December 22, 2004, for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, provided that Advance shall not be required to hold the meeting by such date if the SEC selects the Proxy Statement for review and delays in obtaining SEC clearance of the Proxy Statement preclude the Proxy Statement from being mailed in a timely manner prior to such date, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, provided, however, that the Board of Directors of Advance may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that the making of such recommendation or the failure to withdraw, modify or change such recommendation, would or could reasonably be expected to constitute a breach of the fiduciary duties of such directors under applicable law, and (c) cooperate and consult with Parkvale and the Bank with respect to the foregoing matters. Notwithstanding anything to the contrary herein, this Agreement and the Agreement of Merger shall be submitted to the Advance stockholders at a duly called meeting of stockholders for the purpose of adopting this Agreement and the Agreement of Merger and nothing herein shall be deemed to relieve Advance of such obligation.

         4.08 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.09 Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by Advance and the Advance Subsidiaries with the covenants set forth in Section 4.01 hereof.

         4.10 Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.11 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to December 31, 2004 and that it will not waive that condition, it will promptly notify the other party. Parkvale and Advance will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         4.12     Certain Post-Merger Agreements.

         The parties hereto agree to the following arrangements following the Effective Time:

         (a) Transferred Employees. Subject to the provisions of this Section 4.12, all employees immediately prior to the Effective Time who are employed by Parkvale or the Bank immediately following the Effective Time ("Transferred Employees") will be covered by the employee benefit plans of Parkvale and/or the Bank on substantially the same basis as any employee of Parkvale and/or the Bank in a comparable position. Notwithstanding the foregoing, Parkvale may determine to continue any of the Advance Plans for Transferred Employees in lieu of offering participation in the benefit plans of Parkvale and/or the Bank providing similar benefits (e.g., medical and hospitalization benefits), to terminate or suspend any of the Advance Plans, or to merge any such Benefits Plans with the benefit plans of Parkvale and/or the Bank, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the employees of Parkvale and/or the Bank generally. Except as specifically provided in this Section 4.12 and as otherwise prohibited by law, Transferred Employees service with Advance or Advance Savings shall be recognized as service with Parkvale or the Bank for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the benefit plans of Parkvale and/or the Bank, subject to applicable break-in-service rules. However, notwithstanding anything to the contrary herein, Transferred Employees shall not be eligible to participate in the Parkvale Financial Corporation Employee Stock Ownership Plan until the plan year commencing in 2005. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any Advance Plan, including stock based plans (but not including the Advance ESOP or Advance 401(k) plan), which continues to exist subsequent to the Effective Time, shall require the prior consent of Parkvale, and (y) Parkvale may cause any of the Advance Plans which continue to exist, including stock based plans, to be amended in order to provide that employees of Parkvale or the Bank may be participants in such plans.

         (b) Health Plans. Parkvale will use (i) its best efforts to cause any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans to not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Advance or Advance Savings on the Effective Time and who then change coverage to Parkvale's or the Bank's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll and (ii) honor under such plans any deductibles and annual out-of-pocket contributions incurred by the Transferred Employees during the calendar year prior to the Effective Time.

         (c) Advance ESOP. Advance shall take all necessary action to cause the Advance ESOP to be terminated as of the Effective Time. The aggregate Merger Consideration received by the Advance ESOP trustee in connection with the Merger with respect to the unallocated shares of

Advance Common Stock shall be first applied by the Advance ESOP trustee to the full repayment of the Advance ESOP loan. The balance of the Merger Consideration (if any) received by the Advance ESOP trustee with respect to the unallocated shares of Advance Common Stock shall be allocated as earnings to the accounts of all participants in the Advance ESOP who have accounts remaining under the Advance ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries, in accordance with the Advance ESOP's terms and conditions in effect as of the date of this Agreement, to the maximum extent permitted under the Code and applicable law, except as set forth in Advance Disclosure Schedule 4.12(c). The accounts of all participants and beneficiaries in the Advance ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time. As soon as practicable after the date hereof, but in no event later than 60 days after the date of this Agreement, Advance shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Advance ESOP as of the Effective Time, with a copy to be provided to Parkvale and its counsel no later than five days prior to its filing. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the Advance ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Prior to the Effective Time, no prepayments shall be made on the Advance ESOP loan and contributions to the Advance ESOP and payments on the Advance ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates.

         (d) Advance 401(k) Plan. Advance shall take all necessary action to cause the Advance Financial Savings Bank Employee's Profit Sharing Plan & Trust ("Advance 401(k) Plan") to be terminated prior to the Effective Time ("Termination Date"). The accounts of all participants and beneficiaries in the Advance 401(k) Plan shall become fully vested as of the Termination Date. As soon as practicable after the date hereof, but in no event later than 60 days after the date of this Agreement, Advance shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Advance 401(k) Plan as of the Termination Date, with a copy to be provided to Parkvale and its counsel no later than five days prior to its filling. As soon as practicable after the later of the Termination Date or the receipt of a favorable determination letter for termination from the IRS, the account balances in the Advance 401(k) Plan shall be distributed as a participant or beneficiary may direct, consistent with applicable laws and regulations.

         (e) Existing Employment Agreements. In satisfaction of the obligations of Advance Savings under its employment agreement with Mr. Gagliardi, concurrently with the execution of this Agreement Parkvale, Advance and Advance Savings shall enter into a Termination and Release Agreement with Stephen M. Gagliardi as set forth in Exhibit D hereto. Parkvale shall honor the other employment agreements of Advance Savings, in effect as of the date of this Agreement, each of which is disclosed on Advance Disclosure Schedule 4.12(d), which schedule describes and quantifies in reasonable detail the maximum amount of payments and benefits which could become due and payable to each such person (assuming the Merger is consummated on or before December 31, 2004) under each of the employment agreements as a result of a termination of employment and/or a change in control of Advance or Advance Savings. As of the date hereof, the Bank shall enter into an Addendum to each such agreement in the form and substance as set forth at Exhibit F hereto.

         (f) Consulting and Noncompetition Agreement. Concurrently with the execution of this Agreement, Parkvale shall enter into a Consulting and Noncompetition Agreement with Stephen M. Gagliardi as set forth in Exhibit E hereto.

         (g) Employee Severance. Any person who is currently serving as an employee of either Advance or Advance Savings and continues as such immediately prior to the Effective Time (other than those employees covered by a written employment or change in control agreement set forth in Advance Disclosure
Schedule 2.08(j)) whose employment is discontinued by Parkvale or the Bank (including those employees who are asked to transfer to other positions and/or locations of Parkvale or the Bank and choose not to do so) within one year after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from the Bank in an amount equal to one week's salary for each year of service at Advance or Advance Savings, with a minimum benefit of one week of salary and a maximum benefit of ten (10) weeks of salary and the continuation of participation in the group health insurance plans sponsored by Parkvale or Advance without the payment of premiums by the former employee or dependents for a period of two months. For purposes of this Section 4.12(f), "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). Advance and Advance Savings agree to terminate their Change in Control Severance Pay Plan prior to the Effective Time. With respect to accrued but unused sick leave and vacation pay as of December 31, 2004, the employees of Advance and Advance Savings will receive the benefit of such leave in accordance with current Advance policies. In periods subsequent to December 31, 2004, the employees of Advance and Advance Savings will receive accruals for unused sick leave and accruals and payouts for vacation pay based upon the policies of the Bank.

         (h) Indemnification. Parkvale shall indemnify and hold harmless each present and former director, officer and employee of Advance and Advance Savings determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Delaware law or under the Certificate of Incorporation and Bylaws of Advance or Advance Savings as in effect on the date hereof, for a period of six years following the Effective Time; provided, however, that all rights to indemnification in respect to any claim asserted or made within such period shall continue until the final disposition of such claim. Indemnified Parties shall be third-party beneficiaries to this Section 4.12(g).

         Any  Indemnified  Party  wishing  to claim  indemnification  under this
Section 4.12(g), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parkvale, but the failure to so notify shall not relieve Parkvale of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parkvale. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parkvale shall have the right to assume the defense thereof and Parkvale shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parkvale elects not to assume such defense or if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parkvale and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Parkvale, and Parkvale shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Parkvale shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

         In the event that Parkvale or any of its respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any entity, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(g), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

         (i) Insurance. Parkvale and the Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties in connection with any Claims for a period of three (3) years after the Effective Time, provided that the total premium cost of such coverage shall not exceed 175% of the current premium paid by Advance (the "Insurance Amount"). If the cost of the coverage exceeds the Insurance Amount, then Parkvale and the Bank shall use their reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (j) Payout of Options. In accordance with Section 1.07 of the Agreement, Advance or Advance Savings will pay out, as of the Effective Time, the amounts necessary to settle the awards under the Advance Stock Option Plan with the holders of such awards to execute releases in a form satisfactory to Parkvale.

         (k) Advisory Board. Subject to the fiduciary duties of the Board of Directors of Parkvale, each director of Advance as of the date hereof shall be requested by Parkvale to serve as members of an Advisory Board for three consecutive one-year terms following the Effective Time. The members of the Advisory Board shall meet quarterly and be paid a fee of $275 per meeting attended. Within 12 months following the Effective Time, the Advisory Board shall nominate one of its members to become a director of Parkvale. The Nominating Committee of the Board of Directors of Parkvale shall consider such nomination as well as the qualifications of the other members of the Advisory Board and shall recommend that one of the members of the Advisory Board be appointed to the Parkvale Board of Directors on or shortly after the one-year anniversary of the Effective Time. After considering the foregoing nomination and recommendation, the Parkvale Board of Directors shall select and appoint a member of the Advisory Board as a director of Parkvale. Following such appointment, the newly appointed director shall no longer serve as a member of the Advisory Board.

         (l) Parkvale shall honor the obligations to retired directors of Advance Savings as set forth in Advance Disclosure Schedule 2.12(a). No other directors shall become entitled to benefits under the Retirement Policy.

         4.13. Certain Policies. Prior to the Effective Time, each of Advance and Advance Savings shall, consistent with generally accepted accounting principles, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, real estate owned, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parkvale and the Bank; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 5.02; and further provided that in any event, no accrual or reserve made by Advance or Advance Savings pursuant to this Section
4.13 shall constitute or be deemed to be a Material Adverse Effect or breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such Material Adverse Effect or breach, violation or failure to satisfy shall have occurred; and provided, further, that any such changes shall not result in Advance's filing of materially inconsistent documents or reports with the Securities and Exchange Commission or any other governmental authority. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Advance or its management with any such adjustments.

         4.14 Advance Rights Plan. If requested by Parkvale, Advance shall cause the preferred share purchase rights issued pursuant to the Advance Rights Plan to be redeemed or terminated and shall cause the Advance Rights Plan to be terminated, in each case effective at or prior to the Effective Time and without material cost to Parkvale.

         4.15 Amendment to Advance's Bylaws. Prior to the Effective time, the Board of Directors of Advance shall amend the Bylaws of Advance to delete Sections 15, 16 and 17 of Article III of the Bylaws.

         4.16 Supplemental Indenture. Prior to the Effective Time, Advance shall take all actions necessary to enter into a supplemental indenture with the Trustee of the Indenture dated December 19, 2002 for Advance's outstanding floating rate junior subordinated deferrable interest debentures to evidence the succession of Parkvale as of the Effective Time. The form of the supplemental indenture shall be reasonably acceptable to Parkvale, and Parkvale agrees to assume the covenants, agreements and obligations of Advance under such Indenture.

                                    ARTICLE V

                               CLOSING CONDITIONS

         5.01 Conditions to the Parties' Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval and/or non- objection, if any, of the Department and the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any non-standard term or condition which, in the reasonable opinion of Parkvale, would materially impair the value of Advance and the Advance Subsidiaries taken as a whole to Parkvale and the Bank; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and the Agreement of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Parkvale, the Bank, Interim, Advance and Advance Savings, including approval by the requisite vote of the stockholders of Advance of this Agreement and the Agreement of Merger.

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Parkvale, the Bank, Advance or Advance Savings determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         5.02. Conditions to the Obligations of Parkvale and the Bank Under This Agreement. The obligations of Parkvale and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Parkvale and the Bank to the extent permitted by law:

         (a) Each of the obligations of Advance and Advance Savings required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Advance and Advance Savings contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect, and Parkvale and the Bank shall have received a certificate to that effect signed by the President of Advance and Advance Savings.

         (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any non-standard term or condition which would materially impair the value of Advance and the Advance Subsidiaries to Parkvale and the Bank.

         (c) Advance and Advance Savings shall have furnished Parkvale and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Parkvale and the Bank may reasonably request.

         5.03 Conditions to the Obligations of Advance and Advance Savings Under this Agreement. The obligations of Advance and Advance Savings under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Advance and Advance Savings to the extent permitted by law:

         (a) Each of the obligations of Parkvale and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Parkvale and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect, and Advance and Advance Savings shall have received a certificate to that effect signed by the President and Chief Executive Officer of Parkvale and the Bank.

         (b) Parkvale and the Bank shall have furnished Advance and Advance Savings with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section
5.03 as Advance and Advance Savings may reasonably request.

         (c) Parkvale shall provide confirmation to Advance that an amount equal to the Aggregate Merger Consideration in immediately available funds has been deposited by Parkvale with the Exchange Agent.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of Advance:

         (a) by mutual written consent of the parties hereto;

         (b) by Parkvale, the Bank, Advance or Advance Savings (i) if the Effective Time shall not have occurred on or prior to June 30, 2005, or (ii) if a vote of the stockholders of Advance is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of Advance contemplated by Section
4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements in all material respects set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Parkvale or Advance upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

         (d) by Parkvale or the Bank in writing if Advance or Advance Savings has, or by Advance or Advance Savings in writing if Parkvale or the Bank has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a Material Adverse Effect, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (e) by Parkvale or Advance in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any non-standard condition or requirement which, in the reasonable opinion of the Board of Directors of Parkvale, would materially impair the value of Advance and Advance Savings taken as a whole to Parkvale, and the time period for appeals and requests for reconsideration has run; or

         (f) by Parkvale in the event of a Termination Event (as defined in Section 7.01(c) hereof).

         6.02 Effect of Termination. In the event of termination of this Agreement by Parkvale, the Bank, Advance or Advance Savings as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

         6.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Advance, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Advance, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Advance. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01     Expenses; Termination Fee.

         (a) Subject to the provisions of Section 7.01(b) hereof, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided, however, that in the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the non-breaching party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the breaching party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-breaching party in connection herewith or in the enforcement of its rights hereunder.

         (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce Parkvale to enter into this Agreement and as a means of compensating Parkvale for the substantial direct and indirect monetary and other damages and costs incurred and to be incurred in connection with this Agreement in the event the transactions contemplated hereby do not occur as a result of a Termination Event (as defined herein), Advance agrees to pay Parkvale, and Parkvale shall be entitled to payment of, a fee (the "Fee") of $1.5 million upon the occurrence of a Termination Event so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). The parties hereto acknowledge that the actual amount of such damages and costs would be impracticable or extremely difficult to determine, and that the sum of $1.5 million constitutes a reasonable estimate by the parties under the circumstance existing as of the date of this Agreement of such damages and costs. Such payment shall be made to Parkvale in immediately available funds within five business days after the occurrence of a Termination Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) 12 months after termination of this Agreement in accordance with its terms following the first occurrence of a Preliminary Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination Event (other than a termination of this Agreement by Parkvale pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of Advance or Advance Savings) or (iv) 12 months after the termination of this Agreement by Parkvale pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of Advance or Advance Savings.

         (c) For purposes of this Agreement, a "Termination Event" shall mean any of the following events:

         (i) Advance or Advance Savings, without having received Parkvale's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations thereunder), other than Parkvale or any subsidiary of Parkvale or the Board of Directors of Advance shall have recommended that the stockholders of Advance approve or accept any Acquisition Transaction with any person other than Parkvale or any subsidiary of Parkvale; or

         (ii) any person, other than Parkvale, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange
         Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Advance Common Stock.

         (d) For purposes of this Agreement, a "Preliminary Termination Event" shall mean any of the following events:

         (i) any person (other than Parkvale) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended ("Securities Act") with respect to, a tender offer or exchange offer to purchase any shares of Advance Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of Advance Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively, regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

         (ii) (A) the holders of Advance Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or
         (C) Advance's Board of Directors shall have withdrawn or modified in a manner adverse to Parkvale the recommendation of Advance's Board of Directors with respect to the Agreement, in each case after any person (other than Parkvale) shall have (x) made, or disclosed an intention to make, a bona fide proposal to Advance or its stockholders to engage in an Acquisition Transaction (and, in the case of clause (A) hereof, which bona fide proposal has been made public by announcement or written communication that is or becomes the subject of public disclosure), (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or
         (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction; or

         (iii) Advance or Advance Savings shall have breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle Parkvale to terminate this Agreement under Section 6.01(d) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement) after any person (other than Parkvale) shall have
         (x) made, or disclosed an intention to make, a bona fide proposal to Advance or its stockholders to engage in an Acquisition Transaction,
         (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction.

         (e) Advance shall promptly notify Parkvale in writing of the occurrence of any Preliminary Termination Event or Termination Event.

         7.02 Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Sections 1.07, 1.08, 4.12 and 7.01 hereof.

         7.03 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a) If to Parkvale or the Bank, to:

                  Parkvale Financial Corporation
                  Parkvale Savings Bank
                  4220 William Penn Highway
                  Monroeville, Pennsylvania 15146-2774
                  Attn:    Robert J. McCarthy, Jr.
                           President and Chief Executive Officer

                  Copy to:

                  Elias, Matz, Tiernan and Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Gerald F. Heupel, Jr., Esq.

         (b) If to Advance or Advance Savings, to:

                  Advance Financial Bancorp
                  Advance Financial Savings Bank
                  1015 Commerce Street
                  Wellsburg, West Virginia  26070
                  Attn:    Stephen M. Gagliardi
                           President and Chief Executive Officer

                  Copy  to:
                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, NW
                  Suite 340 West
                  Washington, D.C.  20005
                  Attn: Richard Fisch, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as provided in

Section 4.12 hereof or as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05 Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

         7.08 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, Parkvale, the Bank, Advance and Advance Savings have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               PARKVALE FINANCIAL CORPORATION

Attest:

/s/Erna A. Golota              By: /s/Robert J. McCarthy, Jr.
---------------------------        ---------------------------------------------
Erna A. Golota                     Robert J. McCarthy, Jr.
Corporate Secretary                President and Chief Executive Officer


                               PARKVALE SAVINGS BANK

Attest:


/s/Erna A. Golota              By: /s/Robert J. McCarthy, Jr.
---------------------------        ---------------------------------------------
Erna A. Golota                     Robert J. McCarthy, Jr.
Corporate Secretary                President and Chief Executive Officer



                               ADVANCE FINANCIAL BANCORP


Attest:


/s/Florence K. McAlpine        By: /s/Stephen M. Gagliardi
---------------------------        ---------------------------------------------
Florence K. McAlpine               Stephen M. Gagliardi
Corporate Secretary                President and Chief Executive Officer



                               ADVANCE FINANCIAL SAVINGS BANK

Attest:


/s/Florence K. McAlpine        By: /s/Stephen M. Gagliardi
---------------------------        ---------------------------------------------
Florence K. McAlpine               Stephen M. Gagliardi
Corporate Secretary                President and Chief Executive Officer

                                                                      APPENDIX B

[Letterhead of Keefe, Bruyette & Woods]


September 1, 2004

Board of Directors
Advance Financial Bancorp
1015 Commerce Street
Wellsburg, WV 26070

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Advance Financial Bancorp ("Advance"), of the consideration to be paid to Advance stockholders in the merger (the "Merger") between Advance and Parkvale Financial Corporation ("Parkvale"). We have not been requested to opine as to, and our opinion does not in any manner address, Advance's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated September 1, 2004, by and among Advance and Parkvale (the "Agreement"), at the effective time of the Merger, Parkvale will acquire all of Advance's issued and outstanding shares of common stock. Advance stockholders will receive $26.00 in cash per share.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies. In connection with this opinion we reviewed certain financial and other business data supplied to us by Advance, including
(i) the Agreement (ii) Annual Reports for the years ended June 30, 2001, 2002 and 2003 (iii) Proxy Statements for the years ended June 30, 2002 and 2003 (iv) unaudited financial statements for the year end June 30, 2004 (v) and other information we deemed relevant. We also discussed with senior management and directors of Advance, the current position and prospective outlook for Advance. We reviewed financial and stock market data of other savings institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For Parkvale, we reviewed (i) Annual Reports for the years ended June 30, 2001, 2002 and 2003, (ii) earnings release for the year end June 30, 2004 (iii) and other information we deemed relevant. We also discussed with members of the senior management team of Parkvale, the current position and prospective outlook for Parkvale.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by Advance and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from Advance, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of Advance's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of Advance. We have further relied on the assurances of management of Advance that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Parkvale or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to Advance in connection with the Merger and will receive a fee for such services. In addition, Advance has agreed to indemnify us for certain liabilities arising out of our engagement by Advance in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by Parkvale in the Merger is fair, from a financial point of view, to the stockholders of Advance.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of Advance used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of Advance in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette, & Woods, Inc.

                                                                      APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation, before the effective date of the merger or consolidation, or the surviving corporation or resulting corporation, within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k)From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

--------------------------------------------------------------------------------
                            ADVANCE FINANCIAL BANCORP
                              1015 COMMERCE STREET
                         WELLSBURG, WEST VIRGINIA 26070
                                 (304) 737-3531
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 14, 2004
--------------------------------------------------------------------------------

     The undersigned hereby appoints the Board of Directors of Advance Financial Bancorp ("Advance"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Advance which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Wintersville office, 805 Main Street, Wintersville, Ohio, 26070 on Tuesday, December 14, 2004, at 3:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:

                                                                     FOR             AGAINST          ABSTAIN
                                                                     ---             -------          -------
1.        Proposal to approve and adopt an
          agreement and plan of reorganization, dated
          September 1, 2004, by and among Parkvale
          Financial Corporation, Parkvale Savings Bank,
          Advance Financial Bancorp, and Advance Financial
          Savings Bank pursuant to which, among other things,
          (i) a newly-formed subsidiary of Parkvale will
          merge with and into Advance and (ii) upon
          consummation of the merger, each outstanding share
          of Advance common stock (other than certain shares
          held by Advance or Parkvale) will be converted into
          the right to receive $26.00 in cash, without interest.      [ ]            [ ]               [ ]

2. The election of directors as nominees listed below (except as marked to the contrary):

                  Kelly M. Bethel
                  William E. Watson
                  Frank Gary Young

         (Instruction:  to withhold authority to vote
         for any individual nominee, write that nominee's
         name on the space provided below)
         ____________________________________________________


3.       The  ratification  of the  appointment  of
         S.R.  Snodgrass,  A.C.,  as independent accountants
         of the Company for the fiscal year ending June 30, 2005.     [ ]            [ ]               [ ]

     The Board of Directors recommends a vote "FOR" the above propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of Advance at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of Advance of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from Advance prior to the execution of this proxy of a Notice of Annual Meeting, Proxy Statement dated November 12, 2004 and an Annual Report on Form 10-KSB.


                                                    Please check here if you
Dated: _______________________, 2004                plan to attend the Meeting.



_____________________________________         __________________________________
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


_____________________________________         __________________________________
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                            ADVANCE FINANCIAL BANCORP




                                                               November 12, 2004



Dear ESOP Participant:

     In connection with the Annual Meeting of Stockholders of Advance Financial Bancorp (the "Company"), you may direct the voting of the shares of Common Stock of the Company held by the Advance Financial Savings Bank Employee Stock Ownership Plan and Trust ("ESOP") allocated to your ESOP account. Unallocated shares in the ESOP and allocated shares for which voting instructions are not received will be voted by the ESOP Trustee in accordance with their fiduciary capacity.

     We are forwarding to you the attached Proxy Statement dated November 12 2004, and the Vote Authorization Form, provided for the purpose of conveying your voting instructions to the ESOP Trustee.

     At this time, in order to direct the voting of shares allocated to your account under the ESOP, you must fill out and sign the enclosed Vote
Authorization Form and return it to the ESOP Trustee in the accompanying envelope. Your votes will be tallied and the ESOP Trustee will vote your allocated shares in the ESOP Trust based upon your directions received in a timely manner.

                                   Sincerely,




                                  ESOP Trustee

                             VOTE AUTHORIZATION FORM

     I, the undersigned, understand that the ESOP Trustee is the holder of record and custodian of all shares attributable to me of Advance Financial Bancorp (the "Company") Common Stock under the Advance Financial Savings Bank Employee Stock Ownership Plan and Trust. Further, I understand that my voting instructions are solicited on behalf of the ESOP Trustee for the Company's Annual Meeting of Stockholders to be held on December 14, 2004.

     Accordingly, you are to vote all shares attributable to me as follows:

                                                                                   FOR     AGAINST     ABSTAIN
                                                                                   ---     -------     -------

(1)       Proposal to approve and adopt an agreement and plan of reorganization, dated September 1, 2004, by and among Parkvale Financial  Corporation,
          Parkvale Savings Bank, Advance Financial Bancorp and Advance Financial
          Savings Bank pursuant to which, among other things, (i) a newly-formed subsidiary  of Parkvale will merge with and into Advance and (ii) upon consummation of the merger,  each outstanding  share of Advance common stock (other than certain  shares held by Advance or Parkvale) will be
          converted into the right to receive $26.00 in cash, without interest.    [  ]     [  ]        [  ]


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            "FOR" THE ABOVE PROPOSAL

     The ESOP Trustee is hereby authorized to vote any shares attributable to me in his or her trust capacities as indicated above. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposals.

-------------------                                 --------------------------
               Date                                 Signature

Please date, sign and return this form in the enclosed envelope.